 Filed Pursuant to Rule 424(b)(4)
 File Nos. 333-252406 and 333-253017
PROSPECTUS
$175,000,000
Bite Acquisition Corp.
17,500,000 Units

Bite Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” While we may pursue an initial business combination with a company in any sector or geography, we intend to focus our search on the traditional and non-traditional restaurant sectors in North America. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.
This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described herein. Each whole warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. We have granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any.
Smart Dine, LLC, which we refer to throughout this prospectus as our “sponsor,” and EarlyBirdCapital, Inc., the representative of the underwriters of this offering, have committed that they and/or their designees will purchase from us an aggregate of 500,000 units, or “private units,” at $10.00 per unit for a total purchase price of $5,000,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one share of common stock, or “private shares,” and one-half of one warrant, or “private warrants.” Among the private units, 470,000 units will be purchased by our sponsor and 30,000 units will be purchased by EarlyBirdCapital, Inc. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us additional private units (up to a maximum of 52,500 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.
Prior to this offering, there has been no public market for our units, shares of common stock or warrants. Our units have been approved for listing on the New York Stock Exchange, or the NYSE, under the symbol “BITE.U” on or promptly after the date of this prospectus. We expect the shares of common stock and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital, Inc., the representative of the underwriters of this offering, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, we expect that the shares of common stock and warrants will be traded on the NYSE under the symbols “BITE” and “BITE WS,” respectively.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$175,000,000
Underwriting discounts and commissions(1)	$0.20	$3,500,000
Proceeds, before expenses, to us	$9.80	$171,500,000

(1)
The underwriters have received and will receive compensation in addition to the underwriting discount, including 90,000 shares of common stock, which we refer to herein as the “representative shares.” See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about February 17, 2021.
Sole Book-Running Manager
EarlyBirdCapital, Inc.
February 11, 2021

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.
BITE ACQUISITION CORP.

i

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Bite Acquisition Corp. References in this prospectus to our “public shares” are to shares of our common stock, par value $0.0001 per share, sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsor (as defined below), officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares. References in this prospectus to “public warrants” are to (1) our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and (2) any warrants included in the private units or units issued upon conversion of working capital loans that are sold to third parties that are not the initial purchasers or their permitted transferees. References in this prospectus to our “management” or our “management team” refer to our officers and directors, references to our “directors” are to our current directors who are named in this prospectus, references to our “founder shares” are to our shares of common stock issued prior to this offering (for the avoidance of doubt, such shares of common stock will not be “public shares”), references to our “initial stockholders” are to the holders of our founder shares and references to our “sponsor” are to Smart Dine, LLC, a company affiliated with our officers and directors. References in this prospectus to “EarlyBirdCapital” are to EarlyBirdCapital, Inc., the representative of the underwriters of this offering. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
Overview
We are a newly organized blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to an initial business combination with us. While we may pursue an initial business combination with a company in any sector or geography, we intend to focus our search on the traditional and non-traditional restaurant sectors in North America, which we refer to throughout this prospectus as our Target Sector. We will seek to capitalize on the significant experience of our management team and advisor group in consummating an initial business combination with the goal of pursuing attractive returns for our stockholders.
Our management team has over 100 years of combined experience in North America as founders, owners, executives and advisors in the restaurant industry. They have been involved in all facets of traditional and non-traditional, franchised and internal restaurant categories, including Quick Service Restaurants (“QSR”), Fast Casual, Polished Casual Dining, and Fine Dining. Our management team members have extensive exposure to the industry trends and acquisition opportunities in the restaurant industry with a focus and dedication to creating timely value for their stakeholders. They are routinely sought after by key market participants due to their sector knowledge, extensive transaction and operating expertise, significant network of sector relationships globally, as well as their strategic access to targets and the capital markets. We believe that our management team’s industry, financial and legal expertise affords us a unique opportunity to identify a successful target business and to consummate a business combination.
Our Management Team & Advisors
Our management team members are experienced owners, directors, operators, financiers and advisors with deep experience driving growth to its companies and clients. They have significant experience in structuring deals and optimizing traditional and non-traditional restaurant operations, selecting the real estate locations they believe will best serve such restaurant operations and identifying growing brands, developing or scaling new brands or taking advantage of the best, cutting edge technology available for the industry. The members of our team have a long track record of operating restaurants successfully and delivering consistent positive results to its shareholders. Collectively, they possess a wide-ranging set of competencies, in relation with the North American traditional and non-traditional restaurant industry, as well as a deep knowledge of how to structure deals and financial transactions, all resulting in an extensive track record of growth and creation of value.
Our Chairman, Rafael Felipe de Jesús Aguirre Gómez is an entrepreneur with over 35 years of experience in food and beverage operations, real estate, entertainment, retail and broadcasting. Mr. Aguirre is the founder, CEO and Chairman of Mera Corporation (“Mera”). He founded Mera in 1991, which is an international food and beverage operator headquartered in Cancun, Mexico, that operates over 150 restaurant locations in five different countries. Mera began operating a franchise of Pat O’Brien, which served over 3,000 guests daily. Following this endeavor, Mr. Aguirre rapidly incorporated other franchises into Mera’s growing brand portfolio. His growth into airports proved pivotal, as he expanded Mera’s operations into 17 airports, in five countries: Mexico, U.S. (Burbank and Raleigh), Colombia, Ecuador and Panama and Mexican cruise ports. Today, Mera successfully and diligently operates more than 40 brands in these venues, including Wolfgang Puck, Guy Fieri, Margaritaville, Starbucks’s, Panda, Johnny Rocket’s, and Bubba Gump, among other highly successful international brands. With over 3,000 employees, Mera serves more than 55 million passengers per year at the airports where it operates. Prior to founding Mera, Mr. Aguirre was an executive at Grupo Radio Centro, S.A.B. de C.V., one of Mexico’s largest broadcasting companies, where he eventually became Vice President of the group’s production company and then headed the group’s entertainment and tourism ventures, including a hotel and shopping center. As a board member and trust overseer of the family trust of Grupo Radio Centro, S.A.B. de C.V., Mr. Aguirre also participated in the company’s initial public offering in the Mexican Stock Exchange (Bolsa Mexicana de Valores) and the NYSE. Mr. Aguirre currently serves as Chairman of the Yucatan Peninsula Division of the National Advisory Council of CitiBanamex (the Mexican division of Citibank) and serves as Honorary Consul for India in the state of Quintana Roo, Mexico. He also is a member of the board of trustees of Fundación FUNED and Fundación Ciudad de la Alegria. Mr. Aguirre previously served as Chairman of Nacional Financiera, Quintana Roo Chapter (a Mexican development bank), Chairman of the founding board of trustees of Universidad Anahuac in Cancun, member of the board of trustees of the Red Cross in Quintana Roo and Vice President of the Business Council in Quintana Roo. Mr. Aguirre has been recognized for his philanthropic endeavors to support health, poverty relief and education.
Our Chief Executive Officer and director, Alberto Ardura González, has more than 35 years of experience in the financial industry and has advised numerous companies on M&A transactions and on structuring and underwriting public and private issuances of equity and debt. From 2002 to 2009, Mr. Ardura was the Chief Country Manager and Head of Fixed Income Currencies and Commodities at Merrill Lynch Mexico, S.A. de C.V., the leading investment bank in Mexico at the time. In 2009, Mr. Ardura joined Deustsche Bank, A.G. in New York City as Head of Latin America Capital Markets and Treasury Solutions, advising over 350 clients in raising several hundred billion dollars in debt and equity financing in the public and private markets, as well as advising several clients in restructurings transactions. During such time, Mr. Ardura also was also responsible for Deutsche Banks’s local operations in Brazil, Mexico, Chile, Perú and Argentina, and was a member of Deutsche Bank’s Global Emerging Markets Committee, Latin America Investment Committee, and Americas Investment Banking Executive Committee. He was later appointed as Vice Chairman of Corporate Finance for Latin America. From 2017 to 2019, he was a Managing Director leading the Latin America Investment Banking and Client Coverage division at Nomura Securities. Inc. In 2019, Mr. Ardura founded his own advisory firm, Pier A Capital Solutions, Inc., focusing on M&A and private debt and equity financing transactions for clients across Latin America. Mr. Ardura has served on several boards of directors including Banca Promex, S.A. de C.V., Valores Finamex, S.A. de C.V. Merrill Lynch México, Casa de Bolsa, S.A. de C.V. He currently serves on the board of directors of Eric Kayser Mexico, S.A.P.I. de C.V. He is also founder and director of the Coscomate Hospitality Group, LLC, with operations in the U.S., Mexico, and Spain, where Mr. Ardura has gained extensive knowledge of the restaurant industry. We believe Mr. Ardura’s knowledge of the U.S. capital markets and institutional investors will help us to structure, negotiate and execute an initial business combination.

Our Chief Financial Officer, Axel Molet Warschawski, has been a finance and private equity executive for over 15 years. In 2013, he joined Mera, where he currently serves as Executive Vice President, supervising all the support areas, including finance and administration, human resources, IT and legal. Mr. Molet also serves as Executive Vice President of Sonec Inmobiliaria, a subsidiary of Mera that operates Mera’s real estate division. Prior to joining Mera and Sonec Inmobiliaria, Mr. Molet worked at Nexxus Capital, one of Mexico’s largest private equity funds, where he was actively involved in its private equity investments, including deal sourcing, due diligence, negotiations, structuring and operating and selling portfolio companies. During this period, he also directly worked in some of the portfolio companies, including Grupo Sports World, a leading operator of family fitness clubs in Mexico and Harmon Hall Holding, one of Mexico’s leading English language teaching companies.
Randall Hiatt is one of our independent directors. He has been involved in the restaurant industry for over 40 years. Mr. Hiatt is the founder of Fessel International, Inc., an international restaurant consulting firm founded in 1988 with offices in in Sierra Madre, California and an affiliated office in Tokyo, Japan. He was President of Fessel International from its inception until 2014 and is still providing advice to the firm. Fessel International advises restaurants in business strategies and planning for major projects, concept development, site selection, operational analysis and marketing research. Fessel International’s past and present clients include Walt Disney Company, PF Chang, Fleming’s Steakhouse, Peabody Hotels, Maxim’s Restaurants (Hong Kong), Mall of America, The Stafford Hotel London, Nando´s (South Africa), Paramount Studios and Parks, and the City of San Antonio. During Mr. Hiatt’s tenure at Fessel International, he worked on projects involving thousands of restaurants in over 60 countries, from fast food to fine dining. His expertise and consulting projects focus on strategic planning, operational analysis and refinement, marketing research, real estate growth strategies, market entry analysis and corporate optimization. Mr. Hiatt’s prior experience includes twelve years working for the Walt Disney Company in restaurant operations, financial analysis and project development during which, among other things, he oversaw the complete restaurant development for EPCOT Center and Tokyo Disneyland. From 1983 to 1988, he was the Vice President of Food and Beverage for the 800-unit Grace Restaurant Company and Vice President of Operations for its successor, Restaurant Enterprises where operated over fifty restaurants in multiple states. Mr. Randall is a board member of Palmas Restaurants in Orlando, Florida, and Senior Advisor to Mera and Samchully America, which owns hotels and restaurants in Southern California. He is a former Board Member of Ruby’s Diner, Fatburger and R.W. Smith, a restaurant design and supply company. He is also a former director of the Florida Restaurant Association.
Joseph C. Essa is one of our independent directors. Mr. Essa is one of the most prestigious and experienced restaurant CEOs in the U.S. with more than two decades experience as founder, investor, operator and executive in the restaurant industry. He has deep knowledge of brands, chefs and trends in the restaurant industry. Mr. Essa has successfully operated fast casual and fine dining restaurants in demanding markets in the U.S. including New York, Las Vegas, and Los Angeles, as well as in several major international cities such as Tokyo, Honk Kong, and Shanghai. Currently, Mr. Essa serves as President & CEO of the Thomas Keller Restaurant Group, a collection of luxury, fine and casual dining restaurants. Mr. Essa has also served on the board of directors of the National Restaurant Association of the United States since 2008. Prior to him joining the Thomas Keller Restaurant Group, Mr. Essa had an eleven-year tenure as President, CEO and member of the board of directors of Wolfgang Puck Worldwide. Mr. Essa has extensive experience in directing and building global restaurants and related consumer product brands and is an expert in restaurant growth strategy. Mr. Essa is an innovative leader who prides himself in taking a collaborative approach to work culture. He is a Certified Public Accountant, who graduated from Boston College with a Bachelor of Science in accounting and finance.
Julia A. Stewart is one of our independent directors. Over the course of her career, Ms. Stewart has been instrumental in building global businesses and developing strong brands. Ms. Stewart has served as the Chair and Chief Executive Officer of Alurx, Inc., a specialty products company focused on health and wellness, since January 2020 and since 2003 has served on the board of directors of Avery Dennison Corporation (NYSE: AVY), a multi-national Fortune 500 company. She has also served on the board of directors of Fogo de Chao restaurants since 2017. In 2001 she became the Chief Executive Officer of IHOP restaurants, where she participated in the $2.4 billion acquisition of Applebee’s, a leading casual dining chain where she was previously the President. She continued as Chief Executive Officer and Chair of the combined company, Dine Brands Global, Inc. (formerly DineEquity, Inc.) (NYSE: DIN) until 2017. With over 3,700 restaurants in 22 countries, 250,000 team members and $9 billion in system sales as of 2016, Dine Brands Global, Inc. became the largest sit-down restaurant company in the world. She has advised a wide number of private equity and investment banking firms, including Rhone Capital on their acquisition of Fogo de Chao restaurants. Ms. Stewart’s leadership experience also includes positions in operations, franchising and marketing with Taco Bell, Stuart Anderson Black Angus, Burger King and Carl’s Jr. Ms. Stewart is a founding member of the Women’s Foodservice Forum in 2008 she was listed as one of Fortune Magazine’s 50 Most Powerful Women in the U.S. and was the recipient of Nations’ Restaurant News “Operator of the Year” in 2005 and 2015.
German González Bernal, an advisor of ours, is a seasoned entrepreneur with unique recognition in the restaurant industry through-out North America. Mr. González is a well-rounded businessman with more than 30 years developing operating and managing profitable cross-industry businesses, both in Mexico and in the U.S. He was the founding partner, lead investor and operator of several owned successful concepts of traditional and non-traditional restaurants since 1994, until their acquisition in 2018 by Areas, a Spanish company and one of the largest non-traditional restaurant operators in Europe and Latin America. In 2014, Mr. González was one of the founders of and currently chairs Coscomate Hospitality Group, LLC, recognized today as one of the best in class restaurant hospitality groups in Mexico with operations also in the U.S. and Spain. Coscomate Hospitality Group, LLC operated premium brands such as Maison Kayser in Mexico and Spain, Carmela y Sal, an awarded casual dining restaurant with Chef Gaby Ruiz in Mexico City, and Tzuco with Chef Carlos Gaytan in Chicago, Illinois. Mr. González understands the trends and dynamics of the North American restaurant industry as he is one of only 30 members of the board of directors of the National Restaurant Association of the United States, as well as Vice President of the Mexican National Chamber of the Restaurants. Mr. González has public markets experience, as the CEO of Latin-American operations of Colfax Corporation (NYSE: CFX) between 2010 and 2013. He held courses as professor at the Universidad Panamericana in Mexico City, and the Center of Superior Studies of San Angel for hospitality (CESSA), also in Mexico City.
We believe our management team and advisor bring the set of expertise and skills necessary to identify and execute our initial business combination and will enhance our ability to execute upon various value creation initiatives after the successful completion of our initial business combination.
Notwithstanding our leadership team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance. None of our officers or directors has any experience as a founder or director of any special purpose acquisition companies.
Business Strategy
Our business strategy is to focus on brands that have robust development potential in national and international markets, and that have product offerings suitable for multi-generational and diverse ethnic palettes. We will look for a company or companies with strong and effective business practices in place and support the existing management team to accelerate growth with the additive experience and relationships from our management team and advisor. Our management team has broad and differentiated experience with all restaurant operational formats, national and international market development and the related finance, accounting, inventory management, marketing, real estate, consumer product and technology strength, providing the ability to grow any targeted acquisition.
Our management team members are experienced owners, directors, operators, financiers and advisors with deep experience driving growth to its companies and clients. They have significant experience in structuring deals and optimizing traditional and non-traditional restaurant operations, selecting the real estate locations they believe will best serve such restaurant operations and identifying growing brands, developing or scaling new brands or taking advantage of the best, cutting edge technology available for the industry. Our development approach will be to support and enhance efficiencies in operations, manufactured product, distribution, shared overhead services and media penetration. Our management team has long standing and broad real estate development relationships to facilitate efficient and thoughtful expansion.

Our team’s philosophy is based on brand building rooted in the fundamentals of consistent warm and gracious service, operational integrity, thorough staff training and the targeted use of social media and technology advances to build lasting customer loyalty. We are also very financially astute in restaurant economics and discipline, and fully understand the role of guest and staff safety in the COVID-19 environment and beyond.
We intend to combine with a business that currently has moved, or is easily adaptable, to new approaches to customer communications and ordering, understands the dynamics of serving customers at its restaurants and at home, and has adopted new guest-facing and control/systems technologies. We will also look for traditional, well-maintained restaurants brands with strong growth potential.
In the current business climate, our goal is to identify a company that can benefit from added leadership expertise, broader access to capital markets and technology, and is at the inflection point where high growth is required in its upcoming operational phase.
Market Opportunity
The restaurant industry is large and relatively mature, achieving $864 billion in revenue in 2019, with nearly a million food service units. The restaurant industry was the second largest employer in the country in 2019, providing over 15.5 million direct jobs. (Source: National Restaurant Association, January 2020). The sector has experienced consistent growth through the years fueled by increased consumer demand for restaurant dining, with the share of consumers food dollars spent in restaurants doubling to 51% in 2019 from 25% in 1960. (Source: Technomics, 2020)
Currently, 62% of restaurants are chains, or multi-unit (Source: IBIS World, September 2020), most of which have evolved to meet the needs of the current dining guests, including more convenient dining options, higher quality food, and meeting the experiential demands of a more knowledgeable and well-traveled diner. The chains that have not been able to evolve to meet these trends have downsized or disappeared.
2020 has brought the industry into its most challenging time. It has survived multiple recessions and emerged as a lead indicator of recovery. After a strong start in January and February, COVID-19 brought in a new set of challenges and restaurateurs have responded with an entrepreneurial spirit, a tremendous amount of hard work and the availability of government support. Based on information from Black Box Intelligence and the National Restaurant Association, the current results of these efforts are:
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Chain restaurants in the QSR and Fast Casual segments have for the most part recovered and are currently generating over 100% of pre-COVID-19 sales.

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Casual dining, family/midscale restaurants and fine dining are still generally below prior sales levels, with more up-to-date chains faring better than “legacy” ones.

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Independent restaurants are suffering the most. A majority of these are full-service and many are located in urban environments where the mandates on restaurant capacity are the most restrictive. These restaurants also tend to be undercapitalized. Many of the projected 100,000 restaurant closures, or 10% of all locations, will be from this sector.

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The non-traditional food service market has also not returned to pre-COVID-19 levels. These are locations in Convention Centers, Sports Stadiums, Airports, Colleges and Universities, and Office Buildings that have not seen the returns of their consumers.

We have highlighted the key aspects of our targeted Restaurant Industry segments in green in the chart that follows:

(Sources: 2019 Technomics, Nations Restaurant News, public filings)
We believe that the set of potential opportunities for business combinations in a variety of the industry segments, including QSR, Fast Casual and Polished Casual Dining, has increased by this current environment. As the economy recovers and businesses reopen, we foresee a unique opportunity for many substantial platforms to quickly capture market share and expand operations, further accelerated as a public trading company with access to capital.
Our Criteria
Consistent with our business strategy and the market opportunities, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating combination opportunities, although we may decide to enter our initial business combination with a target business that does not meet these criteria and guidelines.
We intend to seek to acquire companies that fit the following criteria:
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Restaurant companies that are performance leaders in their market segment, whether it is traditional or non-traditional. Restaurant performance leaders are identified by above average sales per unit, strong profit per unit, excellent return on investment ratio, market share/consumer acceptance and/or organizational strength.
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Companies that have apparent and accessible growth opportunities, either through organic growth or acquisition.

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A proven concept(s) in multiple marketplaces and/or trade areas, and strong brand recognition.

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Ready to benefit from additional avenues of capital access, technology, and from our leadership team’s expertise in profitably growing businesses, finding operational efficiencies and broad knowledge of the restaurant industry.

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Using or quickly adaptable to proven technologies that drive sales and operating results.

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Has an enterprise value in the $400-$850 million range or higher at the time of the business combination: and

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Will provide an attractive return on investment for our shareholders.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of an initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors, guidelines, and criteria that our management team may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the Securities and Exchange Commission (the “SEC”).
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.
We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsor, officers, or directors. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.
Members of our management team will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability complete our business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our officers and independent directors have agreed not to become officers or directors of any other special purpose acquisition company that has publicly filed a registration statement with the SEC until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering. For more information, see the section of this prospectus entitled “Management — Conflicts of Interest.”
Initial Business Combination
The NYSE listing rules require that we must consummate an initial business combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. If our securities are not listed on NYSE after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on NYSE at the time of our initial business combination.
We anticipate structuring our initial business combination so that the post transaction company in which our public stockholders’ own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or after the consummation of our initial business combination.
Corporate Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the

“JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Our executive offices are located at 30 West Street, New York, NY 1004, and our phone number is (212) 608-2923. Upon completion of this offering, our corporate website address will be www.biteacquisitioncorp.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus forms a part. You should not rely on any such information in making your decision whether to invest in our securities.

The Offering
Securities offered
17,500,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one-half of one warrant, each whole warrant exercisable to purchase one share of common stock.
Listing of our securities and symbols
Our units have been approved for listing on the NYSE under the symbol “BITE.U” and we anticipate that, once the shares of common stock and warrants begin separate trading, they will be listed on the NYSE under the symbols “BITE” and “BITE WS,” respectively.
Trading commencement and separation of common stock and warrants
The units are expected to begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units are expected to begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.
In no event will the shares of common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this
offering
0 units
Number to be sold in private
placement
500,000 units(1)
Number outstanding after this offering and private placement
18,000,000 units(1)
Shares of common stock:
Number outstanding before this
offering
5,121,250 shares of common stock(2)
Number underlying private units to be sold in private placement
500,000 shares of common stock(1)
Number to be outstanding after this offering and private placement
22,465,000 shares of common stock(1)(3)
Warrants:
Number outstanding before this
offering
0 warrants
Number underlying private units to be sold in private placement
250,000 warrants(1)
Number to be outstanding after this offering and private placement
9,000,000 warrants(1)
Exercisability
Each whole warrant is exercisable for one share of common stock at a price of $11.50 per share and only whole warrants are exercisable. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one share of common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of an initial business combination, thus making us, we believe, a more attractive initial business combination partner for target businesses.

(1)
Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our initial stockholders of 656,250 founder shares and includes an aggregate of 500,000 private units sold concurrently with the closing of this offering, consisting of 500,000 private shares and 250,000 private warrants.

(2)
Represents 5,031,250 founders’ shares and 90,000 representative shares. The 5,031,250 founder shares include up to 656,250 shares that are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full.

(3)
Comprised of 17,500,000 public shares, 4,375,000 founder shares, assuming 656,250 founder shares have been forfeited following expiration of the underwriters’ over-allotment option, 500,000 placement shares and 90,000 representative shares.

Exercise Price
$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 90th day following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Redemption of Warrants
We may redeem the outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us) in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Securities purchased, or being purchased, by insiders in connection with this offering
Our sponsor purchased 4,312,500 founder shares for an aggregate purchase price of $25,000. In January 2021, our sponsor transferred an aggregate of 60,000 founder shares to our independent directors. On February 11, 2021, we effected a stock dividend of 718,750 shares with respect to our common stock, resulting in our initial stockholders holding an aggregate of 5,031,250 founder shares, which includes an aggregate of up to 656,250 shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholders will be required to forfeit only a number of founder shares necessary to continue to maintain the 20.0% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (excluding the private shares, representative shares and any shares included in units purchased in this offering).
The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:
•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor, initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their conversion rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (ii) waive their conversion rights with respect to their founder shares, private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Permitted transferees of the founder shares held by our sponsor, initial stockholders, officers and directors would be subject to the same restrictions;

•
pursuant to the letter agreement, our sponsor, initial stockholders, officers and directors have agreed to vote their founder shares, private shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. As a result, in addition to our initial stockholders’ founder shares and private shares, we would need only 6,267,501, or approximately 35.8% (assuming all outstanding shares are voted) of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised); and

•
the founder shares are entitled to registration rights.

Simultaneously with the consummation of this offering, our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase an aggregate of

500,000 private units at $10.00 per private unit for a total purchase price of $5,000,000 pursuant to subscription agreements with us. Among the private units, 470,000 units will be purchased by our sponsor and 30,000 units will be purchased by EarlyBirdCapital. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private units (up to a maximum of 52,500 private units at a price of $10.00 per private unit) in an amount necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying private shares and private warrants) are identical to the units and warrants sold in this offering except that the private warrants: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, the purchasers have agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless. The private units purchased by EarlyBirdCapital are deemed underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.
Restrictions on transfer of founder shares and private units
On the date of this prospectus, the founder shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow for a period ending on the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing 150 days after the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our or our sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.
The purchasers of the private units also have agreed not to transfer, assign or sell any of the private units, including the underlying private shares and private warrants (except in connection with the same limited exceptions that the founder shares may be transferred as described above), until after the completion of our initial business combination.
Representative shares
In January 2021, we issued to designees of EarlyBirdCapital the 90,000 representative shares. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 24 months from the closing of this offering. Furthermore, we may, in our sole discretion, force the forfeiture of 20,000 of the representative shares upon the consummation of our initial business combination.
Offering proceeds to be held in trust
The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. An aggregate of $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $650,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our sponsor, officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. These units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.
None of the warrants may be exercised until the later of 30 days after the consummation of a business combination or 12 months from the closing of this offering and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
•
repayment at the closing of this offering of up to an aggregate of $200,000 of non-interest-bearing loans made by our sponsor;

•
payment of a $10,000 per month fee to an affiliate of our sponsor for general and administrative services, including office space, utilities and administrative support, which we refer to as the “administrative fee”;
•
reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations; and

•
payment of legal fees related to this offering and our operations following the closing of this offering to Greenberg Traurig, LLP, which one of our directors is a shareholder of.

There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules and such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our sponsor, initial stockholders, officers and directors have agreed (i) to vote any shares of common stock owned by them in favor of any proposed business combination, (ii) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell any shares of common stock to us in a tender offer in connection with any proposed business combination.
None of our sponsor, initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are rules designed to prevent potential manipulation of a company’s stock.
Conversion rights
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether such stockholder is voting for or against such proposed business combination or does not vote at all, to demand that we convert its public shares into a pro rata share of the trust account.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/

Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.
Limitation on conversion rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote
Notwithstanding the foregoing conversion rights, if we seek stockholder approval of our initial business combination and we do not conduct conversions in connection with our initial business combination pursuant to the tender offer rules, pursuant to our amended and restated certificate of incorporation, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from converting its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to convert their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its conversion rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to convert to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Liquidation if no business
combination
If we are unable to complete an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.
The holders of the founder shares, private shares and representative shares will not participate in any redemption distribution from our trust account with respect to such shares.

If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.00 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.00.
We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to convert their public shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.

Summary of Risk Factors
In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” In addition, our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:
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we are a newly formed company with no operating history;

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our ability to continue as a “going concern;”

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delay in receiving distributions from the trust account;

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lack of opportunity to vote on our proposed business combination;

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lack of protections normally afforded to investors of blank check companies;

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deviation from acquisition criteria;

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issuance of additional equity and/or debt securities to complete a business combination, which would dilute the interest of our stockholders;

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third-party claims reducing the per-share redemption price;

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negative rate of interest for securities in which we invest the funds held in the trust account, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be reduced;

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failure to enforce our sponsor’s indemnification obligations;

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holders of warrants could be limited to exercising warrants only on a “cashless basis” if we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants;

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the ability of warrant holders to obtain a favorable judicial forum for disputes with our company;

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ability to successfully effect a business combination and to be successful thereafter, which will be totally dependent upon the efforts of our key personnel;

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conflicts of interest of our officers and directors and EarlyBirdCapital in determining whether a particular target business is appropriate for a business combination;

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the delisting of our securities by NYSE;

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ability of our stockholders to conduct conversions in connection with our initial business combination pursuant to the tender offer rules;

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non-comparable performance against other public companies;

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ability to only complete one business combination, causing dependence on a single business which may have a limited number of products or services.

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our competitors may have advantages over us in seeking business combinations due to our structure;

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ability to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business;

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our initial stockholders controlling a substantial interest in us and may influence certain actions requiring a stockholder vote;

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immediate and substantial dilution from the purchase of our shares of common stock;

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outstanding warrants could have an adverse effect on the market price of our common stock;

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disadvantageous timing for redeeming unexpired warrants;

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the exercise of registration rights by our security holders may have an adverse effect on the market price of our shares of common stock;

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the requirement to complete an initial business combination within 24 months may give potential target businesses leverage over us in negotiating a business combination;

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the impact of the coronavirus (COVID-19) pandemic and the status of debt and equity markets;

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resources spent researching acquisitions that are not consummated;

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there is currently no market for our securities and a market for our securities may not develop;

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changes in laws or regulations, or our failure to comply with any laws and regulations;

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cyber incidents or attacks directed at us, resulting in information theft, data corruption, operational disruption and/or financial loss; and

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uncertain or adverse U.S. federal income tax consequences.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.
	December 31, 2020
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(152,505)	$175,674,207
Total assets(1)	$209,659	$175,674,207
Total liabilities	$185,461	$—
Value of common stock subject to possible conversion(2)	$—	$170,674,200
Stockholders’ equity(3)	$24,198	$5,000,007

(1)
The “as adjusted” calculation includes $175,000,000 cash held in trust from the proceeds of this offering and the sale of the private units, plus $650,000 of cash held outside the trust account.

(2)
The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.

(3)
Excludes 17,067,420 shares of common stock which are subject to conversion in connection with our initial business combination. The actual number of shares that may be converted may exceed this amount provided that we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of common stock that may be converted in connection with our initial business combination ($10.00 per share).

The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private units, including the payment of the estimated costs of the offering from such sales and the repayment of the accrued and other liabilities required to be repaid.
The “as adjusted” working capital and total assets amounts include the $175,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw from interest earned on the funds in the trust account as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).
We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.
Risks Associated with Our Business
We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of December 31, 2020, we had $32,956 in cash and a working capital deficiency of $152,505. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 24 months before receiving distributions from the trust account.
We have 24 months from the closing of this offering to complete a business combination, unless our stockholders approve an amendment to our amended and restated certificate of incorporation to extend such period. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto or unless we seek to amend any provisions of our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and only then in cases where investors have sought to convert or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss.
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, NYSE rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.
You will not be entitled to protections normally afforded to investors of blank check companies.
Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.
If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.
We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their shares or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.
We may issue additional shares of common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Pursuant to our amended and restated certificate of incorporation we are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 77,535,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding.
We may issue a substantial number of additional shares of common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation provides that we may not issue securities that can vote with common stockholders on matters related to our pre-initial business combination activity). We may also issue shares of common stock to redeem the warrants as described in “Description of Securities — Warrants.” However, our amended and restated certificate of incorporation provides, among other things, that prior to or in connection with our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with the approval of our stockholders. However, our sponsor, initial stockholders, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to convert their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.
The issuance of additional shares of common stock or shares of preferred stock:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our units, common stock and/or warrants.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.
Of the net proceeds of this offering, only approximately $650,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, initial stockholders, officers or directors or their affiliates to operate or may be forced to liquidate. Our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00.
Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.
Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the closing of this offering. If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.
Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below $10.00 per public share and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.
If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.
An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.
The private warrants may be exercised at a time when the public warrants may not be exercised.
Once the private warrants become exercisable, such warrants may immediately be exercised on a cashless basis, at the holder’s option, so long as they are held by the initial purchasers or their permitted transferees. The public warrants, however, will only be exercisable on a cashless basis at the option of the holders if we fail to register the shares issuable upon exercise of the warrants under the Securities Act within 90 days following the closing of our initial business combination. Accordingly, it is possible that the holders of the private warrants could exercise such warrants at a time when the holders of public warrants could not.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder (i) to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to cure, correct or supplement any defective provision, or (ii) to add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants. The warrant agreement requires the approval by the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
If:
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we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (the “Newly Issued Price”),

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the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

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the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.
Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.
We may pursue an acquisition opportunity in any business industry or sector we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.
Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.
Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.
The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.
We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.
Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.
Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
Our sponsor has waived its right to convert its founder shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to its founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private units and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

EarlyBirdCapital may have a conflict of interest in rendering services to us in connection with our initial business combination.
We have engaged EarlyBirdCapital to assist us in connection with our initial business combination. We will pay EarlyBirdCapital a cash fee for such services in an aggregate amount equal to up to 3.5% of the total gross proceeds raised in the offering only if we consummate our initial business combination. Additionally, the representative shares and the private units EarlyBirdCapital is purchasing in connection with this offering will be worthless if we do not consummate an initial business combination. These financial interests may result in EarlyBirdCapital having a conflict of interest when providing the services to us in connection with an initial business combination.
The NYSE may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our units have been approved for listing on the NYSE on or promptly after the date of this prospectus and our common stock and warrants on or promptly after their date of separation. Although, after giving effect to this offering, we expect to meet on a pro forma basis the NYSE’s minimum initial listing standards, which generally only require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the NYSE will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. The NYSE will also have discretionary authority to not approve our listing if it determines that the listing of the company to be acquired is against public policy at that time.
If the NYSE delists our securities from trading on its exchange, or we are not listed in connection with our initial business combination, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our shares of common stock and warrants will be listed on the NYSE, our units, shares of common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
If we seek stockholder approval of our initial business combination and we do not conduct conversions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.
If we seek stockholder approval of our initial business combination and we do not conduct conversions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking conversion rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to convert the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive conversion distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate worldwide market value of our common stock held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.
It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.
If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares.
In connection with any vote to approve a business combination, we will offer each public stockholder (but not our sponsor, initial stockholders, officers or directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.
In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.
If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
If we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. In this regard, the terms of our warrants are different than the warrants offered by other similarly structured blank check companies in that they can be exercised within 12 months of this offering if we complete an initial business combination within such period of time, as opposed to the later of 30 days after the completion of an initial business combination and 12 months from the date of the offering. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.
We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering, together with interest earned on the funds held in the trust account available to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.
Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
Upon consummation of our offering, our initial stockholders will own approximately 22% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our sponsor, officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our sponsor, officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of stockholders seeking to tender their shares to us. In connection with any vote for a proposed business combination and pursuant to the letter agreement, our initial stockholders, including our sponsor, as well as all of our officers and directors, have agreed to vote their founder shares, private shares and any public shares of common stock purchased during or after this offering (including in open market and privately negotiated transactions) in favor of such proposed business combination. Accordingly, in addition to our initial stockholders’ founder shares and private shares, we would need only 6,267,501, or approximately 35.8% (assuming all outstanding shares are voted) of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised).
Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.
Our initial stockholders paid a nominal price for the founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired the founder shares and at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 90.7% or $9.07 per share (the difference between the pro forma net tangible book value per share $0.93, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 97.5% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 77.9% of our outstanding securities and this becomes exacerbated to the extent that public stockholders seek to convert their shares into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our common stock.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
We will be issuing warrants to purchase 8,750,000 shares of common stock as part of the units offered by this prospectus and private warrants included within the private units to purchase 250,000 shares of common stock. We may also issue other units to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.
Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.
If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any private warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.
If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.
The holders of the majority of the founder shares are entitled to make a demand that we register the resale of the founder shares at any time commencing three months prior to the date on which the founder shares may be released from escrow. Additionally, the holders of the private units and any units and warrants our sponsor, initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the private units and any other units and warrants we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.
If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:
•
restrictions on the nature of our investments; and

•
restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:
•
registration as an investment company;

•
adoption of a specific form of corporate structure; and

•
reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.
The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and EarlyBirdCapital. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:
•
the history and prospects of companies whose principal business is the acquisition of other companies;

•
prior offerings of those companies;

•
our prospects for acquiring an operating business at attractive values;

•
our capital structure;

•
an assessment of our management and their experience in identifying operating companies; and

•
general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post- combination debt financing.
The requirement that we complete an initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.
We have 24 months from the closing of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
Our amended and restated certificate of incorporation provides that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the coronavirus (COVID-19) pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the COVID-19 pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.
If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00” and other risk factors.
We face risks related to the Target Sector.
Business combinations with businesses in the Target Sector entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks: accelerating labor rates, food price fluctuations, technology obsolescence, changing consumer behaviors, competition generally, and potentially unavailable or unaffordable real estate.
Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the Target Sector. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and the status of debt and equity markets.
The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing, which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.
We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our sponsor, initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.
Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.
Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases). Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the

Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of common stock and the one-half of one redeemable warrant to purchase one share of our common stock included in each unit could be challenged by the U.S. Internal Revenue Service, or “IRS,” or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering are unclear under current law, and the adjustment to the exercise price and/or redemption price of the warrants could give rise to dividend income to investors without a corresponding payment of cash. Finally, it is unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the material U.S. federal income tax considerations applicable to an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances when purchasing, holding or disposing of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•
our potential ability to obtain additional financing to complete a business combination;

•
our pool of prospective target businesses;

•
our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases);

•
the ability of our officers and directors to generate a number of potential investment opportunities;

•
potential changes in control of us if we acquire one or more target businesses for stock;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•
our use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•
our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$175,000,000	$201,250,000
From private placement	5,000,000	5,525,000
Total gross proceeds	$180,000,000	$206,775,000
Offering expenses(1)
Underwriting discount (2.0% of gross proceeds from units offered to public)	$3,500,000(2)	$4,025,000(2)
Legal fees and expenses	300,000	300,000
NYSE listing fees	85,000	85,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	49,000	49,000
FINRA filing fee	48,046	48,046
SEC registration fee	34,582	34,582
Directors and officers’ liability insurance	300,000	300,000
Miscellaneous expenses	3,372	3,372
Total expenses	$4,350,000	$4,875,000
Net proceeds
Held in trust(3)	$175,000,000	$201,250,000
Not held in trust	650,000	650,000
Total net proceeds	$175,650,000	$201,900,000
	Amount	Percentage
Use of net proceeds not held in trust(4)(5)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$200,000	30.8%
Legal and accounting fees relating to SEC reporting obligations	100,000	15.4%
Payment of administrative fee ($10,000 per month for up to 24 months)	240,000	36.9%
NYSE continued listing fees	85,000	13.1%
Working capital to cover miscellaneous expenses	25,000	3.8%
Total	$650,000	100.0%

(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NYSE listing fee and a portion of the legal and audit fees, have been paid from the loan we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)
No discounts or commissions will be paid with respect to the purchase of the private units.

(3)
Upon completion of our initial business combination, the funds held in the trust account, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the target business with which our initial business combination occurs, to pay expenses relating thereto, including the fee payable to EarlyBirdCapital of $6,125,000 (or $7,043,750 if the underwriters’ over-allotment option is exercised in full), as described under the section titled “Underwriting — Business Combination Marketing Agreement,” or for working capital to finance the operations of the target business. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
(4)
The amount of proceeds not held in trust will remain constant at approximately $650,000 even if the over-allotment is exercised. The proceeds held in the trust account may be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the pre-tax interest earned on the trust account will be approximately $350,000 per year, assuming an interest rate of 0.2% per year; however, we can provide no assurances regarding this amount.

(5)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase the private units for a purchase price of $5,000,000 from us on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private units (up to a maximum of 52,500 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering subject to certain limited exceptions as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.
The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. $175,000,000, or $201,250,000 if the over-allotment option is exercised in full, of the proceeds from this offering and the sale of the private units, will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.
The payment to our sponsor of a monthly administrative fee of $10,000 is for general and administrative services, including office space, utilities and administrative support. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide our officers or directors with compensation in lieu of a salary. We believe, based on rents and fees for similar services, that this administrative fee is at least as favorable as we could have obtained from an unaffiliated person. The monthly administrative fee will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month administrative fee, the repayment of up to $200,000 in loans from our sponsor (none of which payments will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination) and payment of legal fees related to this offering and our operations following the closing of this offering to Greenberg Traurig, LLP, which one of our directors is a shareholder of, no compensation of any kind will be paid to our sponsor, initial stockholders, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such entity and individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our sponsor, initial stockholders, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. There is no limit on the amount of such expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $650,000. We intend to use the proceeds for miscellaneous expenses such as paying for director and officer liability insurance premiums, for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, initial stockholders, officers and directors in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.” To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.
To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.
Our sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of December 31, 2020, we had $65,000 of borrowings under the unsecured promissory note. The loan is due on the earlier of April 30, 2021, the consummation of this offering or the abandonment of this offering. The loan will be payable without interest. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.
We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account other than the interest earned thereon would be used for such repayment.
A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering. This conversion right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION
The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.
At December 31, 2020, our net tangible book deficit was $152,505, or approximately $(0.03) per share of common stock. After giving effect to the sale of 17,500,000 shares of common stock included in the units we are offering by this prospectus (or 20,125,000 shares of common stock if the underwriters’ over-allotment option is exercised in full), the sale of the private units and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2020 would have been $5,000,007, or approximately $0.93 per share (or $0.82 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the approximately 17,067,420 shares of common stock that may be redeemed for cash, or 19,692,420 shares of common stock if the underwriters’ over-allotment option is exercised in full) of $0.96 per share (or $0.85 per share if the underwriters’ over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and dilution to public stockholders from this offering will be $9.07 per share (or $9.18 if the underwriters’ over-allotment option is exercised in full).
The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private warrants:
	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$10.00	$10.00
Net tangible book value before this offering	$(0.03)	$(0.03)
Increase attributable to public stockholders and private sales	$0.96	$0.85
Pro forma net tangible book value after this offering	$0.93	$0.82
Dilution to public stockholders	$9.07	$9.18
Percentage of dilution to public stockholders	90.7%	$91.8%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over -allotment option) by $170,674,200 because holders of up to approximately 97.5% of our public shares may convert their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares).
The following table sets forth information with respect to our existing stockholders and the public stockholders:
	Shares		Total Consideration		Average Price per Share
Number	Purchased	Percentage	Amount	Percentage
Initial stockholders	4,375,000(1)	19.5%	$25,000	0.0%	$0.01
Representative shares	90,000	0.4%	$9	0.0%	$0.00
Private units	500,000	2.2%	$5,000,000	2.8%	$10.00
Public stockholders	17,500,000	77.9%	$175,000,000	97.2%	$10.00
Total	22,465,000	100.0%	$180,025,009	100.0%

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founder shares have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:
	Without Over-Allotment Option	With Over-Allotment Option
Numerator:
Net tangible book value before the offering	$(152,505)	$(152,505)
Net proceeds from this offering and private placement	175,650,000	201,900,000
Plus: Proceeds from the issuance of representative shares	9	9
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	176,703	176,703
Less: Proceeds held in trust subject to conversion/tender	(170,674,200)	(196,924,200)
	$5,000,007	$5,000,007
Denominator:
Shares of common stock outstanding prior to this offering	4,375,000(1)	5,031,250
Representative shares	90,000	90,000
Shares of common stock included in the private units	500,000	552,500
Shares of common stock included in the units offered	17,500,000	20,125,000
Less: Shares subject to conversion/tender	(17,067,420)	(19,692,420)
	5,397,580	6,106,330

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founder shares have been forfeited as a result thereof.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2020, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units in this offering and the sale of the private units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of the over-allotment option:
	December 31, 2020
	Actual	As Adjusted(1)
Notes payable to related party(1)	$65,000	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized, actual and as adjusted; 0 and 17,067,420 shares subject to possible conversion, actual and as adjusted, respectively(2)	—	170,674,200
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, actual and as adjusted; 5,031,250 and 5,397,580 shares issued and outstanding (excluding 0 and 17,067,420 shares subject to possible conversion), actual and as adjusted, respectively(3)(4)	503	540
Additional paid-in capital	24,497	5,000,269
Accumulated deficit	(802)	(802)
Total stockholders’ equity	$24,198	$5,000,007
Total capitalization	$89,198	$175,674,207

(1)
Our sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private units. As of December 31, 2020, we had $65,000 of borrowings outstanding under the promissory note with our sponsor to be used for a portion of the expenses of this offering.

(2)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to convert their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of our initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed initial business combination.

(3)
Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
We were formed on September 29, 2020 for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses in the Target Sector. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:
•
may significantly reduce the equity interest of our stockholders;

•
may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:
•
default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•
our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.
We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, at December 31, 2020, we had $32,956 in cash and a working capital deficiency of $152,505. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Our liquidity needs have been satisfied to date through the payment of certain of our deferred offering costs with the $25,000 purchase price of the founder shares. Our sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of December 31, 2020, we had $65,000 of borrowings under the unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $850,000 and underwriting discounts and commissions of $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full) and (ii) the sale of the private units for a purchase price of $5,000,000 (or $5,525,000 if the over-allotment option is exercised in full) will be $175,650,000 (or $201,900,000 if the over-allotment option is exercised in full). Of this amount, $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $650,000 will not be held in trust.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital, upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.” To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
We believe that, upon consummation of this offering, the approximate $650,000 of net proceeds not held in the trust account, together with the interest earned on the trust account that is available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:
•
$200,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•
$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•
$240,000 for the payment of the administrative fee ($10,000 per month for up to 24 months);

•
$85,000 for the payment of the NYSE continued listing fee; and

•
$25,000 for general working capital that will be used for miscellaneous expenses.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Additionally, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Related Party Transactions
Our sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of December 31, 2020, we had $65,000 of borrowings under the unsecured promissory note. The loan will be payable without interest on the earlier to occur of April 30, 2021, the consummation of this offering, or the abandonment of this offering. If the offering is consummated, the loan will be repaid out of the proceeds of this offering not being placed in trust.
We are obligated, commencing on the date of this prospectus, to pay our sponsor a monthly administrative fee of $10,000 for general and administrative services, including office space, utilities and administrative support.
Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase an aggregate of 500,000 private units at $10.00 per private unit (for a total purchase price of $5,000,000) from us. Among the private units, 470,000 units will be purchased by our sponsor and 30,000 units will be purchased by EarlyBirdCapital. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private units (up to a maximum of 52,500 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS
Overview
We are a newly organized blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to an initial business combination with us. While we may pursue an initial business combination with a company in any sector or geography, we intend to focus our search on the traditional and non-traditional restaurant sectors in North America, which we refer to throughout this prospectus as our Target Sector. We will seek to capitalize on the significant experience of our management team and advisor group in consummating an initial business combination with the goal of pursuing attractive returns for our stockholders.
Our management team has over 100 years of combined experience in North America as founders, owners, executives and advisors in the restaurant industry. They have been involved in all facets of traditional and non-traditional, franchised and internal restaurant categories, including Quick Service Restaurants (“QSR”), Fast Casual, Polished Casual Dining, and Fine Dining. Our management team members have extensive exposure to the industry trends and acquisition opportunities in restaurant industry with a focus and dedication to creating timely value for their stakeholders. They are routinely sought after by key market participants due to their sector knowledge, extensive transaction and operating expertise, significant network of sector relationships globally, as well as their strategic access to targets and the capital markets. We believe that our management’s team industry, financial and legal expertise affords us a unique opportunity to identify a successful target business and to consummate a business combination.
Our Management Team & Advisors
Our management team members are experienced owners, directors, operators, financiers and advisors with deep experience driving growth to its company´s and clients. They have significant experience in structuring deals and optimizing traditional and non-traditional restaurant operations, selecting the real estate locations they believe will best serve such restaurant operation and identifying growing brands, developing or scaling new brands, or taking advantage of the best, cutting edge technology available for the industry. The members of our team have a long track record of operating restaurants successfully and delivering consistent positive results to its shareholders. Collectively, they possess a wide-ranging set of competencies, in relation with the North America traditional and non-traditional restaurant industry, as well as a deep knowledge of how to structure deals and financial transactions, all resulting in an extensive track record of growth and value creation.
Our Chairman, Rafael Felipe de Jesús Aguirre Gómez is an entrepreneur with over 35 years of experience in food and beverage operations, real estate, entertainment, retail and broadcasting. Mr. Aguirre is the founder, CEO and Chairman of Mera Corporation (“Mera”). He founded Mera in 1991, which is an international food and beverage operator headquartered in Cancun, Mexico, that operates over 150 restaurant locations in five different countries. Mera began operating a franchise of Pat O’Brien, which served over 3,000 guests daily. Following this endeavor, Mr. Aguirre rapidly incorporated other franchises into Mera’s growing brand portfolio. His growth into airports proved pivotal, as he expanded Mera’s operations into 17 airports, in five countries: Mexico, U.S. (Burbank and Raleigh), Colombia, Ecuador and Panama and Mexican cruise ports. Today, Mera successfully and diligently operates more than 40 brands in these venues, including Wolfgang Puck, Guy Fieri, Margaritaville, Starbucks’s, Panda, Johnny Rocket’s, and Bubba Gump, among other highly successful international brands. With over 3,000 employees, Mera serves more than 55 million passengers per year at the airports where it operates. Prior to founding Mera, Mr. Aguirre was an executive at Grupo Radio Centro, S.A.B. de C.V., one of Mexico’s largest broadcasting companies, where he eventually became Vice President of the group’s production company and then headed the group’s entertainment and tourism ventures, including a hotel and shopping center. As a board member and trust overseer of the family trust of Grupo Radio Centro, S.A.B. de C.V., Mr. Aguirre also participated in the company’s initial public offering in the Mexican Stock Exchange (Bolsa Mexicana de Valores) and the NYSE. Mr. Aguirre currently serves as Chairman of the Yucatan Peninsula Division of the National Advisory Council of CitiBanamex (the Mexican division of Citibank) and serves as Honorary Consul for India in the state of Quintana Roo, Mexico. He also is a member of the board of trustees of Fundación FUNED and Fundación Ciudad de la Alegria. Mr. Aguirre previously served as Chairman of Nacional Financiera, Quintana Roo Chapter (a Mexican development bank), Chairman of the founding board of trustees of Universidad Anahuac in Cancun, member of the board of trustees of the Red Cross in Quintana Roo and Vice President of the Business Council in Quintana Roo. Mr. Aguirre has been recognized for his philanthropic endeavors to support health, poverty relief and education.
Our Chief Executive Officer and director, Alberto Ardura González, has more than 35 years of experience in the financial industry and has advised numerous companies on M&A transactions and on structuring and underwriting public and private issuances of equity and debt. From 2002 to 2009, Mr. Ardura was the Chief Country Manager and Head of Fixed Income Currencies and Commodities at Merrill Lynch Mexico, S.A. de C.V., the leading investment bank in Mexico at the time. In 2009, Mr. Ardura joined Deustsche Bank, A.G. in New York City as Head of Latin America Capital Markets and Treasury Solutions, advising over 350 clients in raising several hundred billion dollars in debt and equity financing in the public and private markets, as well as advising several clients in restructurings transactions. During such time, Mr. Ardura also was also responsible for Deutsche Banks’s local operations in Brazil, Mexico, Chile, Perú and Argentina, and was a member of Deutsche Bank’s Global Emerging Markets Committee, Latin America Investment Committee, and Americas Investment Banking Executive Committee. He was later appointed as Vice Chairman of Corporate Finance for Latin America. From 2017 to 2019, he was a Managing Director leading the Latin America Investment Banking and Client Coverage division at Nomura Securities. Inc. In 2019, Mr. Ardura founded his own advisory firm, Pier A Capital Solutions, Inc., focusing on M&A and private debt and equity financing transactions for clients across Latin America. Mr. Ardura has served on several boards of directors including Banca Promex, S.A. de C.V., Valores Finamex, S.A. de C.V. Merrill Lynch México, Casa de Bolsa, S.A. de C.V. He currently serves on the board of directors of Eric Kayser Mexico, S.A.P.I. de C.V. He is also founder and director of the Coscomate Hospitality Group, LLC, with operations in the U.S., Mexico, and Spain, where Mr. Ardura has gained extensive knowledge of the restaurant industry. We believe Mr. Ardura’s knowledge of the U.S. capital markets and institutional investors will help us to structure, negotiate and execute an initial business combination.
Our Chief Financial Officer, Axel Molet Warschawski, has been a finance and private equity executive for over 15 years. In 2013, he joined Mera, where he currently serves as Executive Vice President, supervising all the support areas, including finance and administration, human resources, IT and legal. Mr. Molet also serves as Executive Vice President of Sonec Inmobiliaria, a subsidiary of Mera that operates Mera’s real estate division. Prior to joining Mera and Sonec Inmobiliaria, Mr. Molet worked at Nexxus Capital, one of Mexico’s largest private equity funds, where he was actively involved in its private equity investments, including deal sourcing, due diligence, negotiations, structuring and operating and selling portfolio companies. During this period, he also directly worked in some of the portfolio companies, including Grupo Sports World, a leading operator of family fitness clubs in Mexico and Harmon Hall Holding, one of Mexico’s leading English language teaching companies.
Randall Hiatt, one of our independent directors. He has been involved in the restaurant industry for over 40 years. Mr. Hiatt is the founder of Fessel International, Inc., an international restaurant consulting firm founded in 1988 with offices in in Sierra Madre, California and an affiliated office in Tokyo, Japan. He was President of Fessel International from its inception until 2014 and is still providing advice to the firm. Fessel International advises restaurants in business strategies and planning for major projects, concept development, site selection, operational analysis and marketing research. Fessel International’s past and present clients include Walt Disney Company, PF Chang, Fleming’s Steakhouse, Peabody Hotels, Maxim’s Restaurants (Hong Kong), Mall of America, The Stafford Hotel London, Nando´s (South Africa), Paramount Studios and Parks, and the City of San Antonio. During Mr. Hiatt’s tenure at Fessel International, he worked on projects involving thousands of restaurants in over 60 countries, from fast food to fine dining. His expertise and consulting projects focus on strategic planning, operational analysis and refinement, marketing research, real estate growth strategies, market entry analysis and corporate optimization. Mr. Hiatt’s prior experience includes twelve years working for the Walt Disney Company in restaurant operations, financial analysis and project development during which, among other things, he oversaw the complete restaurant development for EPCOT Center and Tokyo Disneyland. From 1983 to 1988, he was the Vice President of Food and Beverage for the 800-unit Grace Restaurant Company and Vice President of Operations for its successor, Restaurant Enterprises where operated over fifty restaurants in multiple states. Mr. Randall is a board member of Palmas Restaurants in Orlando, Florida, and Senior Advisor to Mera and Samchully America, which owns hotels and restaurants in Southern California. He is a former Board Member of Ruby’s Diner, Fatburger and R.W. Smith, a restaurant design and supply company. He is also a former director of the Florida Restaurant Association.
Joseph C. Essa, one of our independent directors, is one of the most prestigious and experienced restaurant CEOs in the U.S. with more than two decades experience as founder, investor, operator and executive in the restaurant industry. He has deep knowledge of brands, chefs and trends in the restaurant industry. Mr. Essa has successfully operated fast casual and fine dining restaurants in demanding markets in the U.S. including New York, Las Vegas, and Los Angeles, as well as in several major international cities such as Tokyo, Honk Kong, and Shanghai. Currently, Mr. Essa serves as President & CEO of the Thomas Keller Restaurant Group, a collection of luxury, fine and casual dining restaurants. Mr. Essa has also served on the board of directors of the National Restaurant Association of the United States since 2008. Prior to him joining the Thomas Keller Restaurant Group, Mr. Essa had an eleven-year tenure as President, CEO and member of the board of directors of Wolfgang Puck Worldwide. Mr. Essa has extensive experience in directing and building global restaurants and related consumer product brands and is an expert in restaurant growth strategy. Mr. Essa is an innovative leader who prides himself in taking a collaborative approach to work culture. He is a Certified Public Accountant, who graduated from Boston College with a Bachelor of Science in accounting and finance.
Julia A. Stewart is one of our independent directors. Over the course of her career, Ms. Stewart has been instrumental in building global businesses and developing strong brands. Ms. Stewart has served as the Chair and Chief Executive Officer of Alurx, Inc., a specialty products company focused on health and wellness, since January 2020 and since 2003 has served on the board of directors of Avery Dennison Corporation (NYSE: AVY), a multi-national Fortune 500 company. She has also served on the board of directors of Fogo de Chao restaurants since 2017. In 2001 she became the Chief Executive Officer of IHOP restaurants, where she participated in the $2.4 billion acquisition of Applebee’s, a leading casual dining chain where she was previously the President. She continued as Chief Executive Officer and Chair of the combined company, Dine Brands Global, Inc. (formerly DineEquity, Inc.) (NYSE: DIN) until 2017. With over 3,700 restaurants in 22 countries, 250,000 team members and $9 billion in system sales as of 2016, Dine Brands Global, Inc. became the largest sit-down restaurant company in the world. She has advised a wide number of private equity and investment banking firms, including Rhone Capital on their acquisition of Fogo de Chao restaurants. Ms. Stewart’s leadership experience also includes positions in operations, franchising and marketing with Taco Bell, Stuart Anderson Black Angus, Burger King and Carl’s Jr. Ms. Stewart is a founding member of the Women’s Foodservice Forum in 2008 she was listed as one of Fortune Magazine’s 50 Most Powerful Women in the U.S. and was the recipient of Nations’ Restaurant News “Operator of the Year” in 2005 and 2015.
German González Bernal is a seasoned entrepreneur with unique recognition in the restaurant industry in North America. Mr. González is a well-rounded dynamic businessman, who has more than 30 years of experience in developing operating and managing several profitable cross-industry businesses, both in Mexico and in the U.S. He was the founding partner, lead investor and operator of several successful concepts of traditional and non-traditional restaurants since 1994, until their acquisition in 2018 by Areas, a Spanish company and one of the largest non-traditional restaurant operators in Europe and Latin America. In 2014, Mr. González lead the foundation of and currently is the chair of Coscomate Hospitality Group, LLC, recognized today as one of the best in class restaurant hospitality groups in Mexico with operations also in the U.S. and Spain. Coscomate Hospitality Group, LLC operated premium brands such as Maison Kayser in Mexico and Spain, Carmela y Sal, an awarded casual dining restaurant with Chef Gaby Ruiz in Mexico City, and Tzuco with Chef Carlos Gaytan in Chicago, Illinois. Mr. González is unequally positioned to understand the trends and dynamics of the North American restaurant industry as he is one of only 30 members of the board of directors of the National Restaurant Association of the United States, as well as Vice President of the Mexican National Chamber of the Restaurants. Mr. González acquired experience in public markets while serving as the CEO of Latin-American operations of Colfax Corporation (NYSE: CFX) from 2010 to 2013. He holds a degree in public accounting from the Technological Autonomous Institute of Mexico (ITAM) and held courses as professor at the Universidad Panamericana in Mexico City, and the Center of Superior Studies of San Angel for hospitality (CESSA), also in Mexico City.
We believe our management team and advisor bring the set of expertise and skills necessary to identify and execute our initial business combination and will enhance our ability to execute upon various value creation initiatives after the successful completion of our initial business combination.
Notwithstanding our leadership team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance. None of our officers or directors has any experience as a founder or director of any special purpose acquisition companies.
Business Strategy
Our business strategy is to focus on brands that have robust development potential in national and international markets, and that have product offerings suitable for multi-generational and diverse ethnic palettes. We will look for a company or companies with strong and effective business practices in place and support the existing management team to accelerate growth with the additive experience and relationships from our management team and advisor. Our management team has broad and differentiated experience with all restaurant operational formats, national and international market development and the related finance, accounting, inventory management, marketing, real estate, consumer product and technology strength providing the ability to grow any targeted acquisition.
Our management team members are experienced owners, directors, operators, financiers and advisors with deep experience driving growth to its companies and clients. They have significant experience in structuring deals and optimizing traditional and non-traditional restaurant operations, selecting the real estate locations they believe will best serve such restaurant operations and identifying growing brands, developing or scaling new brands or taking advantage of the best, cutting edge technology available for the industry. Our development approach will be to support and enhance efficiencies in operations, manufactured product, distribution, shared overhead services and media penetration. Our management team has long standing and broad real estate development relationships to facilitate efficient and thoughtful expansion.
Our team’s philosophy is based on brand building rooted in the fundamentals of consistent warm and gracious service, operational integrity, thorough staff training and the targeted use of social media and technology advances to build lasting customer loyalty. We are also very financially astute in restaurant economics and discipline, and fully understand the role of guest and staff safety in the COVID-19 environment and beyond.
We intend to combine with a business that currently has moved, or is easily adaptable, to new approaches to customer communications and ordering, understands the dynamics of serving customers at its restaurants and at home, and has adopted new guest-facing and control/systems technologies. We will also look for traditional, well-maintained restaurants brands with strong growth potential.
In the current business climate, our goal is to identify a company that can benefit from added leadership expertise, broader access to capital markets and technology, and is at the inflection point where high growth is required in its upcoming operational phase.
Market Opportunity
The restaurant industry is large and relatively mature, achieving $864 billion in revenue in 2019, with nearly a million food service units. The restaurant industry was the second largest employer in the country, in 2019, providing over 15.5 million direct jobs. (Source: National Restaurant Association, January 2020). The sector has experienced consistent growth through the years fueled by increased consumer demand for restaurant dining, with the share of consumers food dollars spent in restaurants doubling to 51% in 2019 from 25% in 1960. (Source: Techonomics, 2020)

Currently, 62% of restaurants are chains, or multi-unit (Source: IBIS World, September 2020), most of which have evolved to meet the needs of the current dining guests, including more convenient dining options, higher quality food, and meeting the experiential demands of a more knowledgeable and well-traveled diner. The chains that have not been able to evolve to meet these trends have downsized or disappeared.
2020 has brought the industry into its most challenging time. It has survived multiple recessions and emerged as a lead indicator of recovery. After a strong start in January and February, COVID-19 brought in a new set of challenges and restaurateurs have responded with an entrepreneurial spirit, tremendous amount of hard work and the availability of government support. Based on information from Black Box Intelligence and the National Restaurant Association, the current results of these efforts are:
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Chain restaurants in the QSR and Fast Casual segments have for the most part recovered and are currently generating over 100% of pre-COVID sales.

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Casual dining, family/midscale restaurants and fine dining are still generally below prior sales levels, with more up-to-date chains faring better than “legacy” ones.

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Independent restaurants are suffering the most. A majority of these are full-service and many are located in urban environments where the mandates on restaurant capacity are the most restrictive. These restaurants also tend to be undercapitalized. Many of the projected 100,000 restaurant closures, or 10% of all locations, will be from this sector.

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The non-traditional food service market has also not returned to pre-COVID-19 levels. These are locations in Convention Centers, Sports Stadiums, Airports, Colleges and Universities, and Office Buildings that have not seen the returns of their consumers.

We have highlighted the key aspects of our targeted Restaurant Industry segments in green in the chart that follows:

(Sources: 2019 Technomics, Nations Restaurant News, public filings)
We believe that the set of potential opportunities for business combinations in a variety of the industry segments, including QSR, Fast Casual and Polished Casual Dining, has increased by this current environment. As the economy recovers and businesses reopen, we foresee a unique opportunity for many substantial platforms to quickly capture market share and expand operations, further accelerated as a public trading company with access to capital.
Our Criteria
Consistent with our business strategy and the market opportunities, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating combination opportunities, although we may decide to enter our initial business combination with a target business that does not meet these criteria and guidelines.
We intend to seek to acquire companies that fit the following criteria:
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Restaurant companies that are performance leaders in their market segment, whether it is traditional or non-traditional. Restaurant performance leaders are identified by above average sales per unit, strong profit per unit, excellent return on investment ratio, market share/consumer acceptance and/or organizational strength.

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Companies that have apparent and accessible growth opportunities, either through organic growth or acquisition.

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A proven concept(s) in multiple marketplaces and/or trade areas, and strong brand recognition.

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Ready to benefit from additional avenues of capital access, technology, and from our leadership team’s expertise in profitably growing businesses, finding operational efficiencies and broad knowledge of the restaurant industry.

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Using or quickly adaptable to proven technologies that drive sales and operating results.

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Has an enterprise value in the $400-$850 million range or higher at the time of the business combination: and

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Will provide an attractive return on investment for our shareholders.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of an initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors, guidelines, and criteria that our management team may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the Securities and Exchange Commission (the “SEC”).
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.
We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsor, officers, or directors. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.
Members of our management team will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability complete our business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Our officers and independent directors have agreed not to become officers or directors of any other special purpose acquisition company that has publicly filed a registration statement with the SEC until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering. For more information, see the section of this prospectus entitled “Management — Conflicts of Interest.”
Competitive Strengths
Status as a public company
We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares of common stock or for a combination of our shares of common stock and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek stockholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.
Financial position
With funds in the trust account of approximately $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full) available to use for a business combination (assuming no stockholder seeks conversion of their public shares or seeks to sell their shares to us in any tender offer in relation to such business combination and before payment of a fee to EarlyBirdCapital of  $6,125,000, or $7,043,750 if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and there can be no assurance that it will be available to us.
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We Have Not Identified a Target Business
To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.
Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
Sources of Target Businesses
While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial stockholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.
Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis (other than EarlyBirdCapital as described elsewhere in this prospectus), we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, initial stockholders, officers, directors or their respective affiliates be paid any compensation or fees of any kind, including finder’s, consulting fees and other similar fees, prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is), other than the $10,000 per month administrative fee, the repayment of up to $150,000 in loans from our sponsor and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, initial stockholders, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.
We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.
Selection of a Target Business and Structuring of a Business Combination
Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above under the caption “Investment Criteria.” In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:
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financial condition and results of operation;

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growth potential;

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brand recognition and potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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existing distribution and potential for expansion;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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impact of regulation on the business;

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regulatory environment of the industry;

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costs associated with effecting the business combination;

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industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

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macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
Fair Market Value of Target Business
The NYSE listing rules require that we must consummate an initial business combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. If our securities are not listed on NYSE after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on NYSE at the time of our initial business combination.
We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post- transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.
The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification
We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.
Limited Ability to Evaluate the Target Business’ Management
Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein.
Under the NYSE’s listing rules, stockholder approval would be required for our initial business combination if, for example:
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we issue (other than in a public offering) shares of common stock that will either (a) be equal to or in excess of 20% of the number of shares of our common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

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any of our directors, officers or substantial stockholders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial stockholders; or

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the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law or applicable stock exchange rules or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek stockholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 24 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.
Our sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination.
None of our officers, directors, sponsor, initial stockholders or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to convert their shares, our officers, directors, sponsor, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of conversions. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Conversion Rights
At any meeting called to approve an initial business combination, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.
Our sponsor, initial stockholders and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the representative shares will not have conversion rights with respect to the representative shares.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.
There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.
Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.
Limitation on Conversion upon Completion of our Initial Business Combination if We Seek Stockholder Approval
Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct conversions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking conversion rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their conversion rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its conversion rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to convert no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Liquidation if No Business Combination
Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering to complete an initial business combination. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to convert their public shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.
Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public shares as soon as reasonably possible following our 24th month, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement our sponsor entered into specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.00 due to claims or potential claims of creditors.
We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our 24th month and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the founder shares and private shares have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.
If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.00. As discussed above, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of public stockholders.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per share.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation (A) to modify our obligations with respect to conversion rights as described in this prospectus or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to convert their public shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. Our sponsor, initial stockholders, officers and directors have agreed to waive any conversion rights with respect to any founder shares, private shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;
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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

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if our initial business combination is not consummated within 24 months from the closing of this offering, then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve our company;

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upon the consummation of this offering, $175,000,000, or approximately $201,250,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

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prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.
The following also may not be viewed favorably by certain target businesses:
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our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

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our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
We currently maintain our principal executive offices at 30 West Street, New York, NY 10004. The cost for this space is included in the $10,000 per-month administrative fee our sponsor will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the date of this prospectus, pursuant to a letter agreement between us and our sponsor. We believe, based on rents and fees for similar services, that the administrative fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.
Employees
We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full- time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
We will register our units, shares of common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards as promulgated by the International Accounting Standards Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.
We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.
Comparison to Offerings of Blank Check Companies Subject to Rule 419
The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$175,000,000 of the proceeds from this offering and the sale of the private units will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$148,837,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $175,000,000 of the proceeds of this offering and the sale of the private units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units are expected to begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet	No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
reflecting our receipt of the gross proceeds at the closing of this offering, and issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of a business combination or 12 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their shares of our common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited

	Terms of the Offering	Terms Under a Rule 419 Offering
	the same financial and other information about the initial business combination as we would have included in a proxy statement.	funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Limitation on conversion rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct conversions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of the Offering	Terms Under a Rule 419 Offering
any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking conversion rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to convert Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for any interest earned on the funds in the trust account released to us for our tax obligations, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
Our directors and executive officers are as follows:
Name	Age	Title
Rafael Felipe de Jesús Aguirre Gómez	62	Chairman of the Board
Alberto Ardura González	58	Chief Executive Officer and Director
Axel Molet Warschawski	40	Chief Financial Officer
Randall Hiatt	71	Independent Director
Joseph C. Essa	63	Independent Director
Julia A. Stewart	65	Independent Director
Rafael Felipe de Jesús Aguirre Gómez, who has served as our Chairman since our inception, is an entrepreneur with over 35 years of experience in food and beverage operations, real estate, entertainment, retail and broadcasting. Mr. Aguirre is the founder, CEO and Chairman of Mera Corporation (“Mera”). He founded Mera in 1991, which is an international food and beverage operator headquartered in Cancun, Mexico, that operates over 150 restaurant locations in five different countries. Mera began operating a franchise of Pat O’Brien, which served over 3,000 guests daily. Following this endeavor, Mr. Aguirre rapidly incorporated other franchises into Mera’s growing brand portfolio. His growth into airports proved pivotal, as he expanded Mera’s operations into 17 airports, in five countries: Mexico, U.S. (Burbank and Raleigh), Colombia, Ecuador and Panama and Mexican cruise ports. Today, Mera successfully and diligently operates more than 40 brands in these venues, including Wolfgang Puck, Guy Fieri, Margaritaville, Starbucks’s, Panda, Johnny Rocket’s, and Bubba Gump, among other highly successful international brands. With over 3,000 employees, Mera serves more than 55 million passengers per year at the airports where it operates. Prior to founding Mera, Mr. Aguirre was an executive at Grupo Radio Centro, S.A.B. de C.V., one of Mexico’s largest broadcasting companies, where he eventually became Vice President of the group’s production company and then headed the group’s entertainment and tourism ventures, including a hotel and shopping center. As a board member and trust overseer of the family trust of Grupo Radio Centro, S.A.B. de C.V., Mr. Aguirre also participated in the company’s initial public offering in the Mexican Stock Exchange (Bolsa Mexicana de Valores) and the NYSE. Mr. Aguirre currently serves as Chairman of the Yucatan Peninsula Division of the National Advisory Council of CitiBanamex (the Mexican division of Citibank) and serves as Honorary Consul for India in the state of Quintana Roo, Mexico. He also is a member of the board of trustees of Fundación FUNED and Fundación Ciudad de la Alegria. Mr. Aguirre previously served as Chairman of Nacional Financiera, Quintana Roo Chapter (a Mexican development bank), Chairman of the founding board of trustees of Universidad Anahuac in Cancun, member of the board of trustees of the Red Cross in Quintana Roo and Vice President of the Business Council in Quintana Roo. Mr. Aguirre has been recognized for his philanthropic endeavors to support health, poverty relief and education.
Alberto Ardura González, who has served as our Chief Executive Officer since our inception and serves on our board of directors, has more than 35 years of experience in the financial industry and has advised numerous companies on M&A transactions and on structuring and underwriting public and private issuances of equity and debt. From 2002 to 2009, Mr. Ardura was the Chief Country Manager and Head of Fixed Income Currencies and Commodities at Merrill Lynch Mexico, S.A. de C.V., the leading investment bank in Mexico at the time. In 2009, Mr. Ardura joined Deustsche Bank, A.G. in New York City as Head of Latin America Capital Markets and Treasury Solutions, advising over 350 clients in raising several hundred billion dollars in debt and equity financing in the public and private markets, as well as advising several clients in restructurings transactions. During such time, Mr. Ardura also was also responsible for Deutsche Banks’s local operations in Brazil, Mexico, Chile, Perú and Argentina, and was a member of Deutsche Bank’s Global Emerging Markets Committee, Latin America Investment Committee, and Americas Investment Banking Executive Committee. He was later appointed as Vice Chairman of Corporate Finance for Latin America. From 2017 to 2019, he was a Managing Director leading the Latin America Investment Banking and Client Coverage division at Nomura Securities. Inc. In 2019, Mr. Ardura founded his own advisory firm, Pier A Capital Solutions, Inc., focusing on M&A and private debt and equity financing transactions for clients across

Latin America. Mr. Ardura has served on several boards of directors including Banca Promex, S.A. de C.V., Valores Finamex, S.A. de C.V. Merrill Lynch México, Casa de Bolsa, S.A. de C.V. He currently serves on the board of directors of Eric Kayser Mexico, S.A.P.I. de C.V. He is also founder and director of the Coscomate Hospitality Group, LLC, with operations in the U.S., Mexico, and Spain, where Mr. Ardura has gained extensive knowledge of the restaurant industry. We believe Mr. Ardura’s knowledge of the U.S. capital markets and institutional investors will help us to structure, negotiate and execute an initial business combination.
Axel Molet Warschawski, who has served as our Chief Financial Officer since our inception, has been a finance and private equity executive for over 15 years. In 2013, he joined Mera, where he currently serves as Executive Vice President, supervising all the support areas, including finance and administration, human resources, IT and legal. Mr. Molet also serves as Executive Vice President of Sonec Inmobiliaria, a subsidiary of Mera that operates Mera’s real estate division. Prior to joining Mera and Sonec Inmobiliaria, Mr. Molet worked at Nexxus Capital, one of Mexico’s largest private equity funds, where he was actively involved in its private equity investments, including deal sourcing, due diligence, negotiations, structuring and operating and selling portfolio companies. During this period, he also directly worked in some of the portfolio companies, including Grupo Sports World, a leading operator of family fitness clubs in Mexico and Harmon Hall Holding, one of Mexico’s leading English language teaching companies.
Randall Hiatt, one of our independent directors, has been involved in the restaurant industry for over 40 years. Mr. Hiatt is the founder of Fessel International, Inc., an international restaurant consulting firm founded in 1988 with offices in in Sierra Madre, California and an affiliated office in Tokyo, Japan. He was President of Fessel International from its inception until 2014 and is still providing advice to the firm. Fessel International advises restaurants in business strategies and planning for major projects, concept development, site selection, operational analysis and marketing research. Fessel International’s past and present clients include Walt Disney Company, PF Chang, Fleming’s Steakhouse, Peabody Hotels, Maxim’s Restaurants (Hong Kong), Mall of America, The Stafford Hotel London, Nando´s (South Africa), Paramount Studios and Parks, and the City of San Antonio. During Mr. Hiatt’s tenure at Fessel International, he worked on projects involving thousands of restaurants in over 60 countries, from fast food to fine dining. His expertise and consulting projects focus on strategic planning, operational analysis and refinement, marketing research, real estate growth strategies, market entry analysis and corporate optimization. Mr. Hiatt’s prior experience includes twelve years working for the Walt Disney Company in restaurant operations, financial analysis and project development during which, among other things, he oversaw the complete restaurant development for EPCOT Center and Tokyo Disneyland. From 1983 to 1988, he was the Vice President of Food and Beverage for the 800-unit Grace Restaurant Company and Vice President of Operations for its successor, Restaurant Enterprises where operated over fifty restaurants in multiple states. Mr. Randall is a board member of Palmas Restaurants in Orlando, Florida, and Senior Advisor to Mera and Samchully America, which owns hotels and restaurants in Southern California. He is a former Board Member of Ruby’s Diner, Fatburger and R.W. Smith, a restaurant design and supply company. He is also a former director of the Florida Restaurant Association.
Joseph C. Essa, one of our independent directors, is one of the most prestigious and experienced restaurant CEOs in the U.S. with more than two decades experience as founder, investor, operator and executive in the restaurant industry. He has deep knowledge of brands, chefs and trends in the restaurant industry. Mr. Essa has successfully operated fast casual and fine dining restaurants in demanding markets in the U.S. including New York, Las Vegas, and Los Angeles, as well as in several major international cities such as Tokyo, Honk Kong, and Shanghai. Currently, Mr. Essa serves as President & CEO of the Thomas Keller Restaurant Group, a collection of luxury, fine and casual dining restaurants. Mr. Essa has also served on the board of directors of the National Restaurant Association of the United States since 2008. Prior to him joining the Thomas Keller Restaurant Group, Mr. Essa had an eleven-year tenure as President, CEO and member of the board of directors of Wolfgang Puck Worldwide. Mr. Essa has extensive experience in directing and building global restaurants and related consumer product brands and is an expert in restaurant growth strategy. Mr. Essa is an innovative leader who prides himself in taking a collaborative approach to work culture. He is a Certified Public Accountant, who graduated from Boston College with a Bachelor of Science in accounting and finance
Julia A. Stewart is one of our independent directors. Over the course of her career, Ms. Stewart has been instrumental in building global businesses and developing strong brands. Ms. Stewart has served as the

Chair and Chief Executive Officer of Alurx, Inc., a specialty products company focused on health and wellness, since January 2020 and since 2003 has served on the board of directors of Avery Dennison Corporation (NYSE: AVY), a multi-national Fortune 500 company. She has also served on the board of directors of Fogo de Chao restaurants since 2017. In 2001 she became the Chief Executive Officer of IHOP restaurants, where she participated in the $2.4 billion acquisition of Applebee’s, a leading casual dining chain where she was previously the President. She continued as Chief Executive Officer and Chair of the combined company, Dine Brands Global, Inc. (formerly DineEquity, Inc.) (NYSE: DIN) until 2017. With over 3,700 restaurants in 22 countries, 250,000 team members and $9 billion in system sales as of 2016, Dine Brands Global, Inc. became the largest sit-down restaurant company in the world. She has advised a wide number of private equity and investment banking firms, including Rhone Capital on their acquisition of Fogo de Chao restaurants. Ms. Stewart’s leadership experience also includes positions in operations, franchising and marketing with Taco Bell, Stuart Anderson Black Angus, Burger King and Carl’s Jr. Ms. Stewart is a founding member of the Women’s Foodservice Forum in 2008 she was listed as one of Fortune Magazine’s 50 Most Powerful Women in the U.S. and was the recipient of Nations’ Restaurant News “Operator of the Year” in 2005 and 2015. Ms. Stewart graduated, with honors, from the San Diego State University with a bachelor’s degree in Communications and has an Honorary Doctorate in Business from Johnson and Wales University.
Our board of directors is divided into three classes with only one class of directors being elected on each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Ardura, will expire on our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Essa and Ms. Stewart, will expire on the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Hiatt and Mr. Aguirre, will expire on the third annual meeting of stockholders.
Family Relationships
Rafael Felipe de Jesús Aguirre Gómez is the father in law of Axel Molet Warschawski.
Executive Compensation
No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business or our liquidation of the trust account, we will pay our sponsor $10,000 per month for providing us with general and administrative services, including office space, utilities and administrative support. However, this arrangement is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.
Other than the $10,000 per month administrative fee and the repayment of up to $200,000 in loans from our sponsor, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Director Independence
The NYSE listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person that, in the opinion of the board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Currently, Mr. Hiatt, Mr. Essa, Mr. González Bernal and Ms. Stewart would each be considered an “independent director” under the NYSE listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.
Committees of the Board of Directors
Our board of directors will have three standing committees: an audit committee, a nominating and corporate governance committee, and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the nominating and corporate governance committee and the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that complies with the NYSE rules, will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.
Audit Committee
Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Mr. Essa (chairman), Mr. Hiatt and Ms. Stewart. Under the NYSE listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Our board of directors has determined that each of Mr. Essa, Mr. Hiatt and Ms. Stewart is independent under the NYSE listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
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assisting board oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of our internal audit function and the independent registered public accounting firm;

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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

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pre-approving all audit services and permitted non-audit services to be performed by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent registered public accounting firm all relationships they have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (c) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE’s listing standards. The NYSE’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Essa qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating and Corporate Governance Committee
Effective upon the date of this prospectus, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Mr. Essa (chairman), Mr. Hiatt and Ms. Stewart. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors. Our board of directors has determined that each of Mr. Essa, Mr. Hiatt and Ms. Stewart is independent. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others. The nominating and corporate governance committee’s duties, which are specified in the nominating and corporate governance committee charter, include, but are not limited to:
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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Mr. Hiatt (chairman), Mr. Essa and Ms. Stewart. Under the NYSE listing standards and applicable SEC rules, we are required to have a compensation committee composed entirely of independent directors. Our board of directors has determined that each of Mr. Hiatt, Mr. Essa and Ms. Stewart are independent. The compensation committee’s duties, which are specified in the compensation committee charter, include, but are not limited to:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and making recommendations on an annual basis to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, if any is paid by us, and any incentive-compensation and equity-based plans that are subject to board approval of our other officers;

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reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Business Conduct and Ethics
Effective upon consummation of this offering, we will adopt a code of business conduct and ethics that applies to all of our executive officers, directors and employees, which will be available on our website following the closing of this offering. The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the code of business conduct and ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”
Corporate Governance Guidelines
Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be available on our website following the closing of this offering.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:
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except as may be prescribed by any written agreement with us, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue;

•
our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.
Our officers and independent directors have agreed not to become officers or directors of any other special purpose acquisition company that has publicly filed a registration statement with the SEC until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering.

The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:
Name of Individual	Name of Affiliated Entity
Rafael Felipe de Jesús Aguirre Gómez	Mera Corporation
Alberto Ardura González	Pier A Capital Solutions, Inc. Coscomate Hospitality Group, LLC
Axel Molet Warschawski	Mera Corporation Sonec Inmobiliaria
Randall Hiatt	Fessel International, Inc. Palmas Restaurants
Joseph C. Essa	Thomas Keller Restaurant Group
Julia A. Stewart	Alurx, Inc. Avery Dennison Corporation
Investors should also be aware of the following additional potential conflicts of interest:
•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account or interest earned on the trust account funds that are available to us.

•
The founder shares beneficially owned by our initial stockholders will be released from escrow only if a business combination is successfully completed, and the private units purchased by our sponsor, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founder shares or private shares. Furthermore, our sponsor has agreed that the private units will not be sold or transferred by it until after we have completed a business combination.

For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our sponsor, initial stockholders, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $10,000 per month administrative fee, repayment of up to $200,000 in loans from our sponsor and reimbursement of any out-of-pocket expenses.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus and included in the private units (assuming none of the individuals listed purchase units in this offering), by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors; and

•
all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
The post-offering ownership of directors and officers of the Company is presented in the following table assuming that the underwriters do not exercise their over-allotment option, that our initial stockholders forfeit 656,250 founder shares and that there are 22,465,000 shares of our common stock issued and outstanding after this offering.
	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Smart Dine, LLC(2)	4,961,251	98.6%	4,775,001	21.3%
Rafael Felipe de Jesús Aguirre Gómez(2)	4,961,251	98.6%	4,775,001	21.3%
Alberto Ardura González(2)	4,961,251	98.6%	4,775,001	21.3%
Axel Molet Warschawski(2)	4,961,251	98.6%	4,775,001	21.3%
Randall Hiatt	23,333	*	23,333	*
Joseph C. Essa	23,333	*	23,333	*
Julia A. Stewart	23,333	*	23,333	*
All directors and executive officers as a group (seven individuals)	5,031,250	100.0%	4,845,000	21.6%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 30 West Street No. 28F, New York, NY 10004.

(2)
Represents securities held by Smart Dine, LLC, our sponsor. Rafael Felipe de Jesus Aguirre Gómez, our Chairman, Alberto Ardura Gonzalez, our Chief Executive Officer and director and Axel Molet Warschawski, our Chief Financial Officer, are managers of our sponsor. Consequently, such persons may be deemed the beneficial owner of the shares held by our sponsor and have voting and dispositive control over such securities. Each such person disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly.

Immediately after this offering, our initial stockholders will beneficially own approximately 21.6% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our sponsor, officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our sponsor, officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.
If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 656,250 founder shares will be forfeited. Only a number of shares necessary for the founder shares to continue to represent 20% of our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the private units or the representative shares) will be forfeited.
All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing 150 days after the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 656,250 of the founder shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.
During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.
Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase the 500,000 private units (for a total purchase price of $5,000,000) from us. Among the private units, 470,000 units will be purchased by our sponsor and 30,000 units will be purchased by EarlyBirdCapital. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised in full or in part, it will purchase an additional number of private units (up to 52,500 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except that the private warrants underlying such private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor has agreed not to transfer, assign or sell any of the private units and underlying securities (except in connection with the same limited exceptions that the founder shares may be transferred as described above) until after the completion of our initial business combination. Furthermore, our sponsor has agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.
In order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account other than the interest earned thereon would be used for such repayment.
Our executive officers and our sponsor are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS
On October 30, 2020, we issued 4,312,500 founder shares to our sponsor for $25,000 in cash, at a purchase price of approximately $0.0058 per share, in connection with our organization. In January 2021, our sponsor transferred an aggregate of 60,000 founder shares to our independent directors. On February 11, 2021, we effected a stock dividend of 718,750 shares with respect to our common stock, resulting in our initial stockholders holding an aggregate of 5,031,250 founder shares. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 656,250 founder shares in proportion to the portion of the over-allotment option that was not exercised.
Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase, pursuant to written subscription agreements with us, an aggregate of 500,000 private units (for a total purchase price of $5,000,000) from us. Among the private units, 470,000 units will be purchased by our sponsor and 30,000 units will be purchased by EarlyBirdCapital. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private units (up to a maximum of 52,500 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units will be delivered to an escrow account at least 24 hours prior to the closing of this offering and will be deposited into the trust account simultaneously with the consummation of the offering. The private units are identical to the units sold in this offering except that the private warrants underlying such private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, so long as they are held by the initial purchasers or any of their permitted transferees. Once the private warrants are transferred to anyone other than a permitted transferee, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The purchasers of the private units have agreed not to transfer, assign or sell any of the private units and underlying securities (except to certain permitted transferees) until after the completion of our initial business combination. Furthermore, the purchasers have agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.
In order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account other than the interest earned thereon would be used for such repayment.
The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the founder shares are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Our sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of December 31, 2020, we had $65,000 of borrowings under the unsecured promissory note. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.
Our sponsor has agreed that, commencing on the date of this prospectus and through the earlier of our consummation of our initial business combination or the liquidation of the trust account, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay $10,000 per month for these services. We believe, based on rents and fees for similar services, that the administrative fee is at least as favorable as we could have obtained from an unaffiliated person.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.
Other than the $10,000 per month administrative fee and repayment of up to $200,000 in loans from our sponsor, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

DESCRIPTION OF SECURITIES
General
As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.
Units
Each unit consists of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one share of common stock. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.
The shares of common stock and warrants are expected to begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
In no event will the shares of common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Common Stock
Upon the closing of this offering, 22,465,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 656,250 founder shares by our initial stockholders, on a pro rata basis), consisting of:
•
18,000,000 shares of our common stock underlying the units being offered in this offering and the private units;

•
5,031,250 shares of common stock held by our initial stockholders; and

•
90,000 representative shares.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.
In accordance with the NYSE’s corporate governance requirements, we are required to hold an annual meeting no later than one full year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our stockholders with the opportunity to convert all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our sponsor, initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their conversion rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.
However, the participation of our sponsor, initial stockholders, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, initial stockholders, officers and directors, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct conversions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from converting its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to convert the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive conversion distributions with respect to the Excess Shares if we complete the initial business combination. As a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares, would be required to sell their shares in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement our sponsor, initial stockholders, officers and directors have agreed to vote their founder shares, private shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares and private shares, we would need only 6,267,501, or approximately 35.8% (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to convert its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our amended and restated certificate of incorporation, if we do not complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, initial stockholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to convert their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their conversion rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their conversion rights with respect to their founder shares, private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (x) to modify our obligations with respect to conversion rights as described in this prospectus or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, and (iii) the holders of the founder shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor, initial stockholders, officers and directors have agreed pursuant to the letter agreement to vote their founder shares, private shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. Permitted transferees of the founder shares held by our sponsor, initial stockholders, officers and directors would be subject to the same restrictions.
All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing 150 days after the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 656,250 of the founder shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.
During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.
Preferred Stock
There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective by the 90th day following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The private warrants, as well as any warrants underlying additional units we issue to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.
We may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,
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at any time after the warrants become exercisable,

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upon not less than 30 days’ prior written notice of redemption to each warrant holder,

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if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then- prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder (i) to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to cure, correct or supplement any defective provision, or (ii) to add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.
Listing of our Securities
Our units, shares of common stock and warrants have been approved for listing on the NYSE under the symbols “BITE.U,” “BITE,” and “BITE WS,” respectively. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on the NYSE.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws
Staggered board of directors
Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by written consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Authorized but unissued shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this offering, we will have 22,465,000 shares of common stock outstanding, or 25,798,750 shares if the over-allotment option is exercised in full. Of these shares, the 17,500,000 shares sold in this offering, or 20,125,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those founder shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.
Rule 144
A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
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1% of the number of shares of common stock then outstanding, which will equal 224,650 shares immediately after this offering (or 257,987 if the over-allotment option is exercised in full); and

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the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.
Registration Rights
The holders of the founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, officers, directors, initial stockholders or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the founder shares are to be released from escrow. The holders of a majority of the private units and units issued to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
The following are the material U.S. federal income and estate tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:
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certain financial institutions;

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insurance companies;

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dealers and traders in securities or foreign currencies;

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persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

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former citizens or residents of the United States;

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U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

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persons liable for the alternative minimum tax; and

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tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.
If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.
WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.
Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and one-half of one warrant, each whole warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and half warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.
Personal Holding Company Status
We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax- exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.
U.S. Holders
This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below).
The conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.
Sale or Other Disposition or Conversion of Common Stock
Gain or loss you realize on the sale or other disposition of our common stock (other than conversion into cash but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.
If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.
Sale or Other Disposition, Exercise or Expiration of Warrants
Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.
If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.
Unearned Income Medicare Tax
A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the shares of common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding
Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “—Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common Stock or Warrants” below), we will withhold at least 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.
Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of Warrants
You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.
Sale or Other Disposition of Common Stock or Warrants
You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:
•
the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

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you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 10% of the amount realized upon such disposition.
If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Common Stock.” You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.
Information Reporting and Backup Withholding
We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non- United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Estate Tax
common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death, or by an entity the property of which is potentially includible in such an individual’s gross estate, will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.
Unearned Income Medicare Tax
If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. Holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.
FATCA
A 30% withholding tax will be imposed on payments to certain foreign entities of U.S.-source dividends and the gross proceeds of dispositions of stock (including our securities) that can produce U.S.-source dividends, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption has otherwise been established. This withholding tax will not apply, however, to payments of gross proceeds from dispositions of stock before January 1, 2019. Potential investors should consult their tax advisors regarding the possible implications of this withholding tax on their investment in the units.

UNDERWRITING
We are offering the units described in this prospectus through the underwriters named below. EarlyBirdCapital, Inc. is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:
Underwriter	Number of Units
EarlyBirdCapital, Inc.	14,000,000
Ladenburg Thalmann	3,450,000
Joseph Gunnar & Co LLC	50,000
Total	17,500,000
The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.
Our units are offered subject to a number of conditions, including:
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receipt and acceptance of our units by the underwriters; and

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the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.
Option To Purchase Additional Units
We have granted the underwriters an over-allotment option to buy up to an aggregate of 2,625,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.09 per unit from the initial public offering price and the dealers may reallow a concession not in excess of $0.01 per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.
The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 2,625,000 additional units.
	No Exercise	Full Exercise
Per Unit	$0.20	$0.20
Total	$3,500,000	$4,025,000
We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $850,000.
We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000 and the expenses of investigations and background checks, not to exceed $3,500 per individual, or $24,500 in the aggregate, all of which are included in the total estimated expenses of $850,000.

Representative Shares
In January 2021, we issued to designees of EarlyBirdCapital the 90,000 representative shares for $0.0001 per share. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the allotted time period.
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” The demand and piggyback registration rights being granted to the EarlyBirdCapital and related persons are subject to FINRA Rule 5110(g)(8).
Private units
EarlyBirdCapital has committed that it and/or its designees will purchase from us 30,000 private units for a total purchase price of $300,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The private units are identical to the units sold in this offering except as described elsewhere in this prospectus. The private units and underlying shares of common stock and warrants have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. In compliance with FINRA Rules, the warrants underlying the private units will not be exercisable by EarlyBirdCapital more than five years from the effective date of the registration statement of which this prospectus forms a part. We have granted the holders of the private units, including EarlyBirdCapital, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” The demand and piggyback registration rights being granted to the EarlyBirdCapital and related persons are subject to FINRA Rule 5110(g)(8).
Business Combination Marketing Agreement
We have engaged EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount up to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable).
Right of First Refusal
We have granted EarlyBirdCapital a right of first refusal for a period commencing from the consummation of this offering until one year after the consummation of our initial business combination (or the liquidation of the trust account in the event that we fail to consummate our initial business combination within the prescribed time period) to act as book running manager, placement agent and/or arranger for all financings where we seek to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with our business combination and thereafter.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
NYSE Listing
Our units have been approved for listing on the NYSE under the symbol “BITE.U” and, once the shares of our common stock and warrants begin separate trading, they will be listed under the symbol “BITE” and “BITE WS,” respectively. We cannot guarantee that our securities will continue to be listed on the NYSE after this offering.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:
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stabilizing transactions;

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short sales;

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purchases to cover positions created by short sales;

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imposition of penalty bids; and

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syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Determination of Offering Price
Prior to this offering, there was no public market for our units. The initial public offering price has been determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:
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the information set forth in this prospectus and otherwise available to the representative;

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our history and prospects and the history and prospects for the industry in which we compete;

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our past and present financial performance;

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our prospects for future earnings and the present state of our development;

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the general condition of the securities market at the time of this offering;

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the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

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other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.
Affiliations
EarlyBirdCapital and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. EarlyBirdCapital and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.
Additional Future Arrangements
Other than as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Selling Restrictions
Canada
Resale Restrictions
We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.
Representations of Purchasers
A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:
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the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

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where required by law, that the purchaser is purchasing as principal and not as agent;

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the purchaser has reviewed the text above under Resale Restrictions; and

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the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only
Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Collection of Personal Information
If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

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to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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to investment services providers authorized to engage in portfolio management on behalf of third parties; or

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in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:
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a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

LEGAL MATTERS
Greenberg Traurig, P.A., Miami, Florida, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Graubard Miller, New York, New York, is acting as counsel to the underwriters.

EXPERTS
The financial statements of Bite Acquisition Corp. at December 31, 2020 and for the period from September 29, 2020 (inception) through December 31, 2020 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Bite Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

BITE ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Bite Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Bite Acquisition Corp. (the “Company”) as of December 31, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 29, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 29, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2020.
New York, NY
January 25, 2021, except for the second paragraph of Note 8 as to which the date is February 16, 2021.

BITE ACQUISITION CORP.
BALANCE SHEET
December 31, 2020
Assets:
Current asset – cash	$32,956
Deferred offering costs	176,703
Total assets	$209,659
Liabilities and Stockholder’s Equity
Accrued offering costs and expenses	$120,461
Promissory note – related party	65,000
Total current liabilities	185,461
Commitments
Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,031,250 shares issued and outstanding(1)	503
Additional paid-in capital	24,497
Accumulated deficit	(802)
Total stockholder’s equity	24,198
Total Liabilities and Stockholder’s Equity	$209,659

(1)
Includes up to 656,250 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (See Note 7). On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the stock dividend. (See Notes 5, 7 and 8)

The accompanying notes are an integral part of these financial statements.

BITE ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Formation costs	$802
Net loss	$(802)
Basic and diluted weighted average shares outstanding(1)	4,375,000
Basic and diluted net loss per share	$(0.00)

(1)
Excludes up to 656,250 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7). On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the stock dividend. (See Notes 5, 7 and 8)

The accompanying notes are an integral part of these financial statements.

BITE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM SEPTEMBER 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares(1)	Amount
Balance as of September 29, 2020 (inception)	—	$—	$—	$—	$—
Common stock issued to Sponsor	5,031,250	503	24,497	—	25,000
Net loss	—	—	—	(802)	(802)
Balance as of December 31, 2020	5,031,250	$503	$24,497	$(802)	$24,198

(1)
Includes up to 656,250 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7). On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the stock dividend. (See Notes 5, 7 and 8)

The accompanying notes are an integral part of these financial statements.

BITE ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash flows from operating activities:
Net loss	$(802)
Changes in current assets and liabilities:
Accrued offering costs and expenses	461
Net cash used in operating activities	(341)
Cash flows from financing activities:
Proceeds from initial shareholder	25,000
Proceeds from issuance of promissory note to related party	65,000
Payment of deferred offering costs	(56,703)
Net cash provided by financing activities	33,297
Net change in cash	32,956
Cash, beginning of the period	—
Cash, end of the period	$32,956
Supplemental disclosure of cash flow information:
Accrued deferred offering costs	$120,000
The accompanying notes are an integral part of these financial statements.

BITE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization, Business Operations and Going Concern
Bite Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on September 29, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the business combination.
The Company has selected December 31 as its fiscal year end.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from September 29, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below).
The Company’s sponsor is Smart Dine, LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 17,500,000 units at $10.00 per unit (the “Units”) (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 below (the “Proposed Public Offering”), and the sale of 500,000 Units (or up to 552,500 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Unit in a private placement to the Sponsor and EarlyBirdCapital (as defined in Note 4) that will close simultaneously with the Proposed Public Offering. Each Unit consists of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.
The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.
Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and may only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from the Proposed Public Offering and the sale of the Private Units will not be released from the Trust Account until the earliest to occur of the completion of the Company’s initial business combination or the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the Proposed Public Offering. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors which would have higher priority than the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.
The Company will have 24 months from the closing of the Proposed Public Offering to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will cease all operations except for the purpose of winding up, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.
The Sponsor, initial stockholders, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, any private shares and any public shares held by them in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares, any private shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private shares if the Company fails to complete the initial business combination within the Combination Period.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that its Sponsor would be able to satisfy those obligations.
Going Concern Consideration
As of December 31, 2020, the Company had $32,956 in cash and a working capital deficiency of $152,505 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3 and the issuance of an unsecured promissory note with principal up to $200,000 to the Sponsor as discussed in Note 5. Management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum of one year from the date of issuance of these financial statements. There is no assurance that the Company’s plans to raise capital or to consummate a business combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Deferred Offering Costs
Deferred offering costs consist of legal expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Net Loss Per Common Stock
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 656,250 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5 and 8). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction.
The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The provision for income taxes was deemed to be immaterial for the period from September 29, 2020 (inception) through December 31, 2020.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Proposed Public Offering
In the Proposed Public Offering, the Company will offer for sale up to 17,500,000 Units (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit that the Company is offering has a price of $10.00 and consists of one share of common stock and one-half of one warrant. Each whole warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable 30 days after the completion of the initial business combination and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation.
Note 4 — Private Placement
The Sponsor and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), one of the underwriters of the Proposed Public Offering, have agreed to purchase an aggregate of 500,000 Private Units (552,500 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,000,000 (or $5,525,000 if the over-allotment option is exercised in full). Each private unit will consist of one share of common stock and one-half of one warrant. Among the Private Units, 470,000 Units will be purchased by the Sponsor and 30,000 Units will be purchased by EarlyBirdCapital. The Sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase additional Private Units (up to a maximum of 52,500 Private Units at a price of $10.00 per Private Unit) in an amount that is necessary to maintain in the Trust Account $10.00 per Unit sold to the public in the Proposed Public Offering. Each Private Unit will be identical to the Units sold in the Proposed Public Offering, except as described below. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the private shares or private warrants, which will expire worthless if the Company does not consummate a business combination within the Combination Period. The Sponsor has agreed to waive redemption rights with respect to the private shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the Company’s obligations with respect to conversion rights as described in this prospectus or with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) if the Company fails to consummate a business combination within Combination Period or if the Company liquidates prior to the expiration of the Combination Period. However, the initial stockholders will be entitled to redemption rights with respect to any public shares held by them if the Company fails to consummate a business combination or liquidate within the Combination Period.
Note 5 — Related Party Transactions
Founder Shares
On October 30, 2020, the Sponsor purchased 4,312,500 shares of common stock for an aggregate purchase price of $25,000, or approximately $0.0058 per share. On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split. Up to 656,250 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock dividend. (See Note 7 and 8).
The Sponsor has agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, the Company consummates a subsequent liquidation, merger, capital stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party
On October 29, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the Proposed Public Offering. This loan is non-interest bearing, unsecured and due at the earlier of April 30, 2021 or the closing of the Proposed Public Offering. The loan will be repaid upon the closing of the Proposed Public Offering out of offering proceeds not held in the trust account. As of December 31, 2020, the Company had borrowed $65,000 under the promissory note with the Sponsor to be used for a portion of the expenses of the Proposed Public Offering.
Related Party Loans
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide non-interest bearing loans to the Company as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Units at a price of $10.00 per Unit at the option of the lender. The Units would be identical to the Private Units. At December 31, 2020, no such Working Capital Loans were outstanding.
Administrative Service Fee
The Company has agreed to pay an affiliate of the Sponsor, commencing on the date of this prospectus, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s business combination or its liquidation, the Company will cease paying these monthly fees.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the founder shares, Private Units, and Units that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriters Agreement
The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 2,625,000 Units to cover over-allotments, if any. The underwriters will be entitled to a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Proposed Public Offering, or $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment is exercised in full).
Business Combination Marketing Agreement
Additionally, the Company has engaged EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount up to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable).
Representative Shares
In addition, the Company has agreed to issue to designees of EarlyBirdCapital the 90,000 shares of common stock (the “representative shares”). The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial business combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial business combination within the Combination Period. Furthermore, the Company may, in its sole discretion, force the forfeiture of 20,000 of the representative shares upon the consummation of the initial business combination.
Note 7 — Stockholder’s Equity
Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred shares issued or outstanding.
Common Stock — The Company is authorized to issue a total of 100,000,000 shares of common stock at par value of $0.0001 each. As of December 31, 2020, the Company issued 4,312,500 shares to the Sponsor for $25,000, or approximately $0.0058 per share. On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split. Up to 656,250 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split.
The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, the Company consummates a subsequent liquidation, merger, capital stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of its initial business combination and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
Once the warrants become exercisable, the Company may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant-holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holders that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the date of the balance sheet up to the date that the financial statements were available to be issued. Based upon this review, other than the event disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 11, 2021, as part of an upsizing of the Proposed Public Offering, the Company effected a stock dividend of 718,750 shares with respect to the common stock, resulting in the initial stockholders holding 5,031,250 shares of common stock. All shares and associated amounts have been retroactively restated to reflect the stock dividend.
As a result of the execution of the underwriting agreement on February 11, 2021 the financial statements have been modified to reflect the final terms of the agreement.

17,500,000 Units
Bite Acquisition Corp.

PROSPECTUS
February 11, 2021

Sole Book-Running Manager
EarlyBirdCapital, Inc.
Until March 8, 2021, all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.